CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
2.500% Senior Notes due 2019	$2,000,000,000	$257,600
Floating Rate Notes due 2017	$750,000,000	$96,600

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-190038

Prospectus Supplement to Prospectus dated July 19, 2013

$2,000,000,000 2.500% Fixed Rate Senior Notes due 2019

$750,000,000 Floating Rate Senior Notes due 2017

Barclays Bank PLC

We, Barclays Bank PLC (the “Issuer”), are issuing $2,000,000,000 aggregate principal amount of 2.500% Fixed Rate Senior Notes due 2019 (the “fixed rate notes”) and $750,000,000 aggregate principal amount of Floating Rate Senior Notes due 2017 (the “floating rate notes”, and together with the fixed rate notes, the “notes”).

From (and including) the date of issuance, interest will accrue on the fixed rate notes at a rate of 2.500% per year and on the floating rate notes at a floating rate equal to the three-month U.S. dollar London Interbank Offered Rate (“LIBOR”) rate plus 0.58% per annum. For the fixed rate notes, interest will be payable semi-annually in arrear on February 20 and August 20 in each year, commencing on August 20, 2014, and for the floating rate notes, interest will be payable quarterly in arrear on February 17, May 17, August 17 and November 17 in each year, commencing on May 17, 2014.

The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

We may redeem the fixed rate notes and/or the floating rate notes, each in whole but not in part, at any time at 100% of their principal amount plus accrued interest upon the occurrence of certain tax events described in this prospectus supplement and the accompanying prospectus.

By its acquisition of the notes, each holder of the notes acknowledges, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined herein) by the relevant U.K. resolution authority (as defined herein) that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the notes to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the notes further acknowledges and agrees that the rights of the holders of the notes are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

For these purposes, a “U.K. Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group (as defined herein), including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as amended, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

By its acquisition of the notes, each holder of the notes, to the extent permitted by the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), also waives any and all claims against the Trustee (as defined herein) for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to such notes.

Investing in the notes involves risks. See “Risk Review—Risk factors” beginning on page 72 of our Annual Report on Form 20-F for the year ended December 31, 2012, the “Risk Factors” included in our Current Report on Form 6-K, dated September 16, 2013 (Film No. 31097819), and the “Risk Factors Related to Regulatory Actions, including the U.K. Bail-In Power” and “Risk Factor Related to the Agreement of Holders of Applicable Securities with Respect to the U.K. Bail-in Power” included in our Current Report on Form 6-K, dated January 3, 2014 (Film No. 14504119), which are incorporated by reference herein, and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Current Report on Form 6-K, dated February 11, 2014 (Film No. 14595209), for a discussion of the factors you should carefully consider before deciding to invest in the notes.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Fixed Rate Notes Price to Public(1)	Fixed Rate Notes Underwriting Compensation	Fixed Rate Notes Proceeds, before expenses, to Barclays Bank PLC	Floating Rate Notes Price to Public(1)	Floating Rate Notes Underwriting Compensation	Floating Rate Notes Proceeds, before expenses, to Barclays Bank PLC
Per note	99.995%	0.325%	99.670%	100%	0.225%	99.775%
Total	1,999,900,000	6,500,000	1,993,400,000	750,000,000	1,687,500	748,312,500

(1)	Plus accrued interest, if any, from and including February 20, 2014.

The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company, or DTC, on or about February 20, 2014. Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V.

Barclays

BMO Capital Markets	BB&T Capital Markets		Capital One Securities	CIBC

HSBC	Morgan Stanley		nabSecurities, LLC	Scotiabank

SMBC Nikko	Standard Chartered Bank	TD Securities	US Bancorp	Wells Fargo Securities

Prospectus Supplement dated February 12, 2014

PROSPECTUS SUPPLEMENT

FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to certain of our plans and current goals and expectations relating to our future financial condition and performance. We caution readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding our future financial position, income growth, assets, impairment charges and provisions, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios), projected levels of growth in the banking and financial markets, projected costs, original and revised commitments and targets in connection with the Transform program, deleveraging actions, estimates of capital expenditures and plans and objectives for future operations and other statements that are not historical fact.

By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards (“IFRS”), evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Barclays Group) applicable to past, current and future periods; U.K., United States, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market-related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of the Barclays Group; the potential for one or more countries exiting the Eurozone; the implementation of the Transform program; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond our control. As a result, our actual future results, dividend payments and capital and leverage ratios may differ materially from the plans, goals, and expectations set forth in such forward-looking statements. The list above is not exhaustive and there are other factors that may cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein. You are also advised to read carefully the risk factors set out in the section entitled “Risk Factors” in this prospectus supplement and in our filings with the U.S. Securities and Exchange Commission (the “SEC”) including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, and our Current Reports on Form 6-K furnished to the SEC on September 16, 2013 (Film No. 31097819) and January 3, 2014 (Film No. 14504119), which are available on the SEC’s website at http://www.sec.gov for a discussion of certain factors that should be considered when deciding what action to take in relation to the notes.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the Prudential Regulation Authority, the Financial Conduct Authority (the “FCA”), the London Stock Exchange plc, the SEC or applicable U.S. or other law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this prospectus supplement or the documents incorporated by reference herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-190038) we have filed with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Incorporation of Certain Documents by Reference” on page 2 of the accompanying prospectus. In particular, we refer you to our Current Report on Form 6-K filed with the SEC on February 11, 2014 (Film No. 14595209) for a discussion of our unaudited results of operations and financial condition as of and for the year ended December 31, 2013, which is incorporated by reference into this prospectus supplement.

In addition to the documents listed in the accompanying prospectus and the documents incorporated by reference since the date of the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above or in the accompanying prospectus which we have incorporated in this prospectus supplement by reference. You should direct your requests to Barclays Treasury, Barclays Bank PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

NOTICE TO RESIDENTS OF CANADA

The notes may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of Senior Notes” below shall have the same meanings in this summary.

General

The Issuer	Barclays Bank PLC

Barclays Bank PLC, including its subsidiary undertakings, is a major global financial services provider engaged in retail banking, credit cards, corporate banking, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of Barclays Bank PLC and one of the largest financial services companies in the world by market capitalization.

The Securities We Are Offering	We are offering $2,000,000,000 aggregate principal amount of 2.500% Fixed Rate Senior Notes due 2019 and $750,000,000 aggregate principal amount of Floating Rate Senior Notes due 2017.

Issue Date	February 20, 2014

Terms specific to the 2.500% Fixed Rate Senior Notes due 2019

Fixed Rate Maturity Date	We will pay the fixed rate notes at 100% of their principal amount plus accrued interest on February 20, 2019.

Fixed Interest Rate	The fixed rate notes will bear interest at a rate of 2.500% per annum.

Fixed Rate Interest Payment Dates	Every February 20 and August 20 in each year, commencing on August 20, 2014 and ending on the Fixed Rate Maturity Date; provided that if any Fixed Rate Interest Payment Date would fall on a day that is not a Business Day, the Fixed Rate Interest Payment Date will be postponed to the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Fixed Rate Interest Payment Date. If the Fixed Rate Maturity Date would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Fixed Rate Maturity Date.

Regular Record Dates	The Business Day immediately preceding each Fixed Rate Interest Payment Date (or, if the notes are held in definitive form, the 15th business day preceding each Interest Payment Date).

Day Count	30/360, Following, Unadjusted

CUSIP	06739F HT1

ISIN	US06739FHT12

Common Code	103487463

Terms Specific to the Floating Rate Senior Notes due 2017

Floating Rate Maturity Date	We will pay the floating rate notes at 100% of their principal amount plus accrued interest on February 17, 2017.

Floating Interest Rate	The initial Floating Interest Rate for the first Floating Rate Interest Period will be equal to the 3-month U.S. dollar LIBOR, as determined on February 18, 2014, plus 0.58% per annum. Thereafter, the Floating Interest Rate for any Floating Rate Interest Period will be LIBOR, as determined on the applicable Interest Determination Date, plus 0.58% per annum. The Floating Interest Rate will be reset quarterly on each Interest Reset Date.

Floating Rate Interest Payment Dates	Every February 17, May 17, and August 17 and November 17 in each year, commencing on May 17, 2014 and ending on the Floating Rate Maturity Date; provided that if any Floating Rate Interest Payment Date, other than the Floating Rate Maturity Date, would fall on a day that is not a Business Day, the Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding Business Day. If the Floating Rate Maturity Date would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Floating Rate Maturity Date.

Interest Reset Dates	Every February 17, May 17, and August 17 and November 17 each year, commencing on May 17, 2014; provided that the Floating Interest Rate in effect from (and including) February 20, 2014 to (but excluding) the first Interest Reset Date will be the initial Floating Interest Rate. If any Interest Reset Date falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

Floating Rate Interest Periods	The period beginning on (and including) a Floating Rate Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Interest Payment Date; provided that the first Floating Rate Interest Period will begin on February 20, 2014 and will end on (but exclude) May 17, 2014.

Interest Determination Date	The Interest Determination Date for the first Floating Rate Interest Period will be the second London banking day preceding the Issue Date (which is February 18, 2014) and the Interest Determination Date for each succeeding Floating Rate Interest Period will be on the second London banking day preceding the applicable Interest Reset Date. “London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

Regular Record Dates	The Business Day immediately preceding each Floating Rate Interest Payment Date (or, if the notes are held in definitive form, the 15th business day preceding each Floating Rate Interest Payment Date).

Calculation Agent	The Bank of New York Mellon, acting through its London branch, or its successor appointed by the Issuer.

Calculation of U.S. dollar LIBOR	LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(1) With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) below; and

(2) With respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected by the Calculation Agent, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in The City of New York (which may include affiliates of the underwriters) selected by the Calculation Agent for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

Day Count	Actual/360

CUSIP	06739F HU8

ISIN	US06739FHU84

Common Code	103525829

The following terms apply to both the fixed rate notes and the floating rate notes:

Ranking	The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Tax Redemption	In the event of various tax law changes and other limited circumstances that require us to pay additional amounts as described under “Description of Debt Securities—Redemption—Redemption of Senior Debt Securities for Tax Reasons” in the accompanying prospectus, we may call all, but not less than all, the notes for redemption prior to the Fixed Rate Maturity Date or the Floating Rate Maturity Date, as applicable.

U.K. Bail-in Power Acknowledgement	By its acquisition of the notes, each holder of the notes acknowledges, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority (as defined below) that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the notes to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the notes further acknowledges and agrees that the rights of the holders of the notes are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

For these purposes, a “U.K. Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group (as defined below), including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as amended, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power, and a reference to the “Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries).

For more information, see “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” below.

Business Day	Any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England or in the City of New York, United States.

Book-Entry Issuance, Settlement and Clearance

We will issue the notes in fully registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the notes through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except in limited circumstances that we explain under “Global Securities—Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus. Settlement of the notes will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Clearance and Settlement—The Clearing Systems—DTC” in the accompanying prospectus.

Conflicts of Interest	Barclays Capital Inc. is an affiliate of Barclays Bank PLC and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121 (or any successor rule thereto) (“Rule 5121”). Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Listing and Trading	We do not intend to have the notes listed or admitted to trading on any exchange.

Trustee and Paying Agent	The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, will act as the trustee and initial paying agent for the notes.

Timing and Delivery	We currently expect delivery of the notes to occur on February 20, 2014.

Further Issues	We may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, Fixed Rate Maturity Date or Floating Rate Maturity Date, as applicable, redemption terms and other terms as the notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of such securities under the indenture relating to the notes. There is no limitation on the amount of notes or other debt securities that we may issue under the senior debt securities indenture between the Issuer and the Trustee dated September 16, 2004 (the “Indenture”).

Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes.

Governing Law	The Indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

Investing in the securities offered under this prospectus supplement involves risk. You should carefully consider the risk factors and the other information contained in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 20-F for the year ended December 31, 2012, our Current Reports on Form 6-K, dated September 16, 2013 (Film No. 31097819) and January 3, 2014 (Film No. 14504119) and any other documents incorporated by reference into this prospectus supplement or the accompanying prospectus, including our Current Report on Form 6-K, dated February 11, 2014 (Film No. 14595209), before deciding to invest in the notes. If any of these risks occurs, our business, financial condition, and results of operations could suffer, and the trading price and liquidity of the notes could decline, in which case you could lose some or all of your investment.

Additional considerations related to LIBOR – Changes in the method pursuant to which LIBOR are determined may adversely affect the value of the floating rate notes.

Regulators and law enforcement agencies from a number of governments have been conducting investigations relating to the calculation of the London Interbank Offered Rate, or LIBOR, across a range of maturities and currencies, and certain financial institutions that were member banks surveyed by the British Bankers’ Association (the “BBA”) in setting daily LIBOR, including the Issuer, have entered into agreements with the U.S. Department of Justice, the U.S. Commodity Futures Trading Commission and/or the U.K. Financial Services Authority in order to resolve the investigations. In addition, in September 2012, the U.K. government published the results of its review of LIBOR, commonly referred to as the “Wheatley Review.” The Wheatley Review made a number of recommendations for changes with respect to LIBOR, including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates, new regulatory oversight and enforcement mechanisms for rate-setting and the corroboration of LIBOR, as far as possible, by transactional data. Based on the Wheatley Review, on March 25, 2013, final rules for the regulation and supervision of LIBOR by the U.K. Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, in response to the Wheatley Review recommendations, ICE Benchmark Administration Limited has been appointed as the independent LIBOR administrator, effective February 1, 2014. It is not possible to predict the further effect of the FCA Rules, any changes in the methods pursuant to which LIBOR rates are determined or any other reforms to LIBOR that may be enacted in the U.K., the European Union (the “EU”) and elsewhere, each of which may adversely affect the trading market for LIBOR-based securities. In addition, any changes announced by the FCA, ICE Benchmark Administration Limited, the European Commission or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. Changes in the methods pursuant to which other benchmark rates are determined, including some for which the Issuer contributes to the rate setting process, and other reforms to such benchmark rates are also being contemplated in the EU and other jurisdictions, and any such changes and reforms could result in a sudden or prolonged increase or decrease in the reported values of such other benchmark rates. If such changes and reforms were to be implemented and to the extent that the value of the floating rate notes is affected by reported LIBOR, the level of interest payments and the value of the floating rate notes may be affected. Further, uncertainty as to the extent and manner in which the Wheatley Review recommendations and other proposed reforms will continue to be adopted and the timing of such changes may adversely affect the current trading market for the floating rate notes and the value of the floating rate notes.

USE OF PROCEEDS

The net proceeds from the sale of the fixed rate notes, less the applicable underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at $450,000, are estimated to be $1,992,950,000, and the net proceeds from the sale of the floating rate notes, less the applicable underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at $200,000, are estimated to be $748,112,500. These proceeds will be used for general corporate purposes.

DESCRIPTION OF SENIOR NOTES

The following description of the notes supplements the description of the notes in the accompanying prospectus. If this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will prevail with regard to the notes.

Description of the Fixed Rate Notes

The fixed rate notes will be issued in an aggregate principal amount of $2,000,000,000, will mature on February 20, 2019 and will bear interest at 2.500% per annum, payable semi-annually in arrear on February 20 and August 20 of each year, commencing on August 20, 2014. The regular record dates for the fixed rate notes will be the Business Day immediately preceding each Fixed Rate Interest Payment Date (or, if the notes are held in definitive form, the 15th business day preceding each Fixed Rate Interest Payment Date).

If any scheduled Fixed Rate Interest Payment Date is not a Business Day, we will pay interest on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Fixed Rate Interest Payment Date. If the Fixed Rate Maturity Date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the Fixed Rate Maturity Date or date of redemption or repayment.

Interest on the fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

The fixed rate notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Description of the Floating Rate Notes

The floating rate notes will be issued in an aggregate principal amount of $750,000,000, will mature on February 17, 2017 and will bear interest at a floating rate equal to the three-month U.S. dollar LIBOR rate plus 0.58% per annum, payable quarterly in arrear on February 17, May 17, August 17 and November 17 of each year, commencing on May 17, 2014. The regular record dates for the floating rate notes will be the Business Day immediately preceding each Floating Rate Interest Payment Date (or, if the notes are held in definitive form, the 15th business day preceding each Floating Rate Interest Payment Date).

If any Floating Rate Interest Payment Date, other than the Floating Rate Maturity Date, for the floating rate notes would fall on a day that is not a Business Day, the Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding Business Day. If the Floating Rate Maturity Date or date of redemption or repayment for the floating rate notes would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the Floating Rate Maturity Date or date of redemption or repayment.

Interest on the floating rate notes will be computed on the basis of the actual number of days in each Floating Rate Interest Period and a 360-day year.

The Calculation Agent for the floating rate notes is The Bank of New York Mellon, acting through its London branch, or its successor appointed by the Issuer. The Calculation Agent will determine the Floating Interest Rate for each Floating Rate Interest Period for the floating rate notes by reference to LIBOR on the applicable Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify the Issuer and the Trustee (if the Calculation Agent is not the Trustee) of the new interest rate. Upon the request of the holder of any floating rate note, the Calculation Agent will provide the Floating Interest Rate then in effect and, if determined, the Floating Interest Rate that will become effective on the next Interest Reset Date.

All percentages resulting from any calculation of any Floating Interest Rate will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or ..09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

All calculations made by the Calculation Agent for the purposes of calculating interest on the floating rate notes shall be conclusive and binding on the holders of the floating rate notes, the Issuer and the Trustee, absent manifest error.

The floating rate notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Tax Redemption

In the event of various tax law changes after the date of this prospectus supplement and other limited circumstances that require us to pay additional amounts, as described in the accompanying prospectus under “Description of Debt Securities—Additional Amounts,” we may call all, but not less than all, of the notes for redemption. This means we may repay them early. You have no right to require us to call the notes. We discuss our ability to redeem the notes in greater detail under “Description of Debt Securities—Redemption—Redemption of Senior Debt Securities for Tax Reasons” in the accompanying prospectus.

If we call the notes, we must pay you 100% of their principal amount. We will also pay you accrued interest, and any additional amounts, if we have not otherwise paid you interest through the redemption date. Notes will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to DTC of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

General

Book-entry interests in the notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in the City of New York is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the notes in fully registered form. The notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the notes through DTC and its participants, including Euroclear and Clearstream Luxembourg. The underwriters expect to deliver the notes through the facilities of DTC on February 20, 2014. Indirect holders trading their beneficial interests in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. See “Clearance and Settlement” in the accompanying prospectus for more information about these clearing systems.

Definitive debt securities will only be issued in limited circumstances described under “Global Securities—Special Situations When a Global Security Will be Terminated” in the accompanying prospectus.

Payment of principal of and interest on the notes, so long as the notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, Fixed Rate Maturity Date or Floating Rate Maturity Date, as applicable, redemption terms and other terms as the notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of securities under the indenture relating to senior debt securities issued by Barclays Bank PLC, dated as of September 16, 2004 (the “Indenture”), between Barclays Bank PLC and The Bank of New York Mellon, as trustee (the “Trustee”). There is no limitation on the amount of notes or other debt securities that we may issue under such Indenture.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The Prudential Regulation Authority of the United Kingdom has requested us to address in the terms of certain liabilities the requirements envisaged in Article 50 of the draft legislative proposal of the European Commission for a directive providing for the establishment of a European-wide framework for the recovery and resolution of credit institutions and investment firms published on June 6, 2012, and we have accordingly included the following two paragraphs in the terms of the notes:

By its acquisition of the notes, each holder of the notes acknowledges, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority (as defined below) that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the notes to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the notes further acknowledges and agrees that the rights of the holders of the notes are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

For purposes of the notes, a “U.K. Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group (as defined below), including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as amended, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power, and a reference to the “Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries).

No repayment of the principal amount of the notes or payment of interest on the notes shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

By its acquisition of the notes, each holder of such notes, to the extent permitted by the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to such notes.

Upon the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to notes, the Issuer shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee for information purposes.

The exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes will not be an Event of Default (as defined in the Indenture) with respect to such notes.

By its acquisition of the notes, each holder of such notes acknowledges and agrees that the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

The Issuer’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to any notes.

By its acquisition of the notes, each holder of such notes acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to such notes, (a) the Trustee shall not be required to take any further directions from holders of the affected notes under Section 5.12 (Control by Holders) of the Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Securities of a series to direct certain actions relating to such Securities, and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority in respect of certain notes, such notes remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of such notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture.

By its acquisition of the notes, each holder of such notes shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to such notes and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such notes to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to such notes as it may be imposed, without any further action or direction on the part of such holder or the Trustee.

For a discussion of certain risk factors relating to the U.K. Bail-in Power, see “Risk Factors Related to Regulatory Actions, including the U.K. Bail-In Power” and “Risk Factor Related to the Agreement of Holders of Applicable Securities with Respect to the U.K. Bail-in Power” included in our Current Report on Form 6-K, dated January 3, 2014 (Film No. 14504119), which is incorporated by reference herein.

Subsequent Holders’ Agreement

Holders of notes that acquire such notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of such notes that acquire the notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the notes, including in relation to the U.K. Bail-in Power.

Payment of Additional Amounts

The government of any jurisdiction where Barclays Bank PLC is incorporated may require Barclays Bank PLC to withhold amounts from payments on the principal or interest on the notes, as the case may be, for taxes or any other governmental charges. If a withholding of this type is required, Barclays Bank PLC may be required to pay you an Additional Amount (as defined in the accompanying prospectus) so that the net amount you receive will be the amount specified in the note to which you are entitled. For more information on Additional Amounts and the situations in which Barclays Bank PLC must pay additional amounts, see “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

For the avoidance of doubt, any amounts to be paid by us on the notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and we will not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the notes and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under notes and the Indenture through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the holder of the notes, and we will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Payment of Additional Amounts” and the section “Description of Debt Securities—Additional Amounts” in the accompanying prospectus explicitly provide otherwise.

Defeasance and Discharge

We can legally release ourselves from any payment or other obligations on the fixed rate notes, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the fixed rate notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the fixed rate notes on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Description of Debt Securities—Senior Events of Default; Subordinated Events of Default and Debt Defaults—Senior Events of Default” in the accompanying prospectus. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded; and

•	we must deliver to the Trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the fixed rate notes any differently than if we did not make the deposit and just repaid the fixed rate notes ourselves. In the case of fixed rate notes being discharged, we must deliver along with this opinion a private letter ruling from the U.S. Internal Revenue Service to this effect or a revenue ruling pertaining to a comparable form of transaction to that effect published by the U.S. Internal Revenue Service to the same effect.

However, even if we take these actions, a number of our obligations relating to the fixed rate notes will remain. These include the following obligations to:

•	register the transfer and exchange of fixed rate notes;

•	replace mutilated, destroyed, lost or stolen fixed rate notes;

•	maintain paying agencies; and

•	hold money for payment in trust.

The defeasance and discharge provisions above are not applicable to the floating rate notes.

Trustee

The Trustee under the Indenture will be The Bank of New York Mellon, London Branch. See “Description of Debt Securities—Senior Events of Default; Subordinated Events of Default and Debt Defaults—Senior Events of Default” in the accompanying prospectus for a description of the Trustee’s procedures and remedies available in the event of a default.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Although the matter is not free from doubt, it is the opinion of Sullivan & Cromwell LLP that the notes should be treated as debt for U.S. federal income tax purposes. For a discussion of the material U.S. federal income tax considerations applicable to notes treated as debt, please review the section entitled “Tax Considerations—U.S. Taxation” in the accompanying prospectus.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement—Standard Provisions, dated October 6, 2010, incorporated in the pricing agreement dated February 12, 2014, between us and the underwriters named below, we have agreed to issue to the underwriters, and each underwriter has severally undertaken to purchase, the principal amount of notes set forth opposite its name below:

Underwriter	Principal Amount of the Fixed Rate Notes	Principal Amount of the Floating Rate Notes
Barclays Capital Inc.	$1,740,000,000	$652,500,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$20,000,000	$7,500,000
BMO Capital Markets Corp.	$20,000,000	$7,500,000
Capital One Securities, Inc.	$20,000,000	$7,500,000
CIBC World Markets Corp.	$20,000,000	$7,500,000
HSBC Securities (USA) Inc.	$20,000,000	$7,500,000
Morgan Stanley & Co. LLC	$20,000,000	$7,500,000
nabSecurities, LLC	$20,000,000	$7,500,000
Scotia Capital (USA) Inc.	$20,000,000	$7,500,000
SMBC Nikko Capital Markets Limited	$20,000,000	$7,500,000
Standard Chartered Bank	$20,000,000	$7,500,000
TD Securities (USA) LLC	$20,000,000	$7,500,000
U.S. Bancorp Investments, Inc.	$20,000,000	$7,500,000
Wells Fargo Securities, LLC	$20,000,000	$7,500,000

Total	$2,000,000,000	$750,000,000

The underwriting agreement and the pricing agreement provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have undertaken to purchase all the notes offered by this prospectus supplement if any of these notes are purchased.

The underwriters propose to offer the notes directly to the public at the prices to public set forth on the cover of this prospectus supplement and may offer the notes to certain dealers at the applicable price to public less a concession not in excess of 0.200% with respect to the fixed rate notes and 0.150% with respect to the floating rate notes. The underwriters may allow, and such dealers may re-allow, a concession not in excess of 0.125% to other dealers and brokers with respect to the notes.

We estimate that our total expenses for the offering, excluding underwriting commissions, will be approximately $650,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The notes are new issue securities with no established trading market, and the notes will not be listed on any exchange.

The notes will settle through the facilities of DTC and its participants (including Euroclear and Clearstream Banking). The CUSIP number for the fixed rate notes is 06739F HT1, the ISIN is US06739FHT12 and the Common Code is 103487463. The CUSIP number for the floating rate notes is 06739F HU8, the ISIN is US06739FHU84 and the Common Code is 103525829.

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of FINRA.

Certain of the underwriters and their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may from time to time engage in transactions with and perform services for us in the ordinary course of business.

It is expected that delivery of the notes will be made, against payment of the notes, on or about February 20, 2014, which will be the fifth business day in the United States following the date of pricing of the notes. Under

Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of securities in the secondary market generally are required to settle within three business days (T+3), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next succeeding business day, will be required, because the notes initially will settle within five business days (T+5) in the United States, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade on the date of this prospectus supplement or the next succeeding business day should consult their own legal advisors.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of Barclays Bank PLC and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121 (or any successor rule thereto). Consequently, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. Barclays Capital Inc. is not permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Stabilization Transactions and Short Sales

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. The underwriters may close a short position by purchasing notes in the open market. Stabilizing transactions consist of various bids for, or purchases of, the notes made by the underwriters in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Market-Making Resales

The following discussion of market-making replaces in its entirety the discussion under the headings “Plan of Distribution—Market-Making Resales” and “Plan of Distribution—Matters Relating to Initial Offering and Market-Making Resales” in the accompanying prospectus.

This prospectus supplement may be used by an affiliate of Barclays Bank PLC in connection with offers and sales of the notes in market-making transactions. In a market-making transaction, such affiliate may resell the notes it acquires from other holders, after the original offering and sale of the notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the notes. This amount does not include securities sold in market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Selling Restrictions

United Kingdom

Each underwriter has represented, warranted and agreed that:

(i)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA would not, if Barclays Bank PLC were not an “authorized person”, apply to Barclays Bank PLC; and

(ii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

European Economic Area

Each Underwriter has severally represented and agreed that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes to the public in that Relevant Member State, other than, from and including the Relevant Implementation Date:

(a)	Qualified investors: at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	Fewer than 100 offerees: at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Issuer for any such offer; or

(c)	Other exempt offers: at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided, that no such offer of notes referred to in (a) to (c) above shall require us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the placement contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for Barclays Bank PLC or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither Barclays Bank PLC nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for Barclays Bank PLC or the underwriters to publish or supplement a prospectus for such offer.

VALIDITY OF SECURITIES

Sullivan & Cromwell LLP, our United States counsel, will pass upon the validity of the notes under New York law. Clifford Chance LLP, our English Solicitors, will pass on the validity of the notes under English law. Linklaters LLP, United States counsel for the underwriters, will pass upon certain matters of New York law for the underwriters.

BARCLAYS BANK PLC

Debt Securities

Warrants

Preference Shares

American Depositary Shares

This prospectus describes some of the general terms that may apply to the securities described herein (the “securities”) and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, including Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

We may use this prospectus to offer and sell senior and dated subordinated debt securities, warrants or preference shares from time to time. In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus in market-making transactions in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in market-making transactions.

The securities are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. Unless otherwise indicated in the applicable prospectus supplement, Barclays PLC, our parent, has not guaranteed or assumed any other obligations in respect of our securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch

The date of this prospectus is July 19, 2013

FORWARD-LOOKING STATEMENTS

This prospectus and certain documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to certain of our plans and current goals and expectations relating to our future financial condition and performance. We caution readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “expect,” “estimate,” “projected,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding our future financial position, income growth, assets, impairments, charges, business strategy, capital ratios, leverage, payment of dividends, projected levels of growth in the banking and financial markets, projected costs, commitments in connection with the Transform programme, estimates of capital expenditures, and plans and objectives for future operations and other statements that are not historical fact.

By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances, including, but not limited to, U.K. domestic, Eurozone and global macroeconomic and business conditions, the effects of continued volatility in credit markets, market related risks such as changes in interest rates and foreign exchange rates, effects of changes in valuation of credit market exposures, changes in valuation of issued securities, the policies and actions of governmental and regulatory authorities (including requirements regarding capital and our structures and the potential for one or more countries exiting the Eurozone), changes in legislation, the further development of standards and interpretations under International Financial Reporting Standards (“IFRS”) applicable to past, current and future periods, evolving practices with regard to the interpretation and application of standards under IFRS and prudential capital rules, the outcome of current and future legal proceedings, the success of future acquisitions and other strategic transactions and the impact of competition, a number of which factors are beyond our control. As a result of these uncertain events and circumstances, our actual future results and capital ratios may differ materially from the plans, goals, and expectations set forth in such forward-looking statements. Additional risks and factors are identified in our filings with the U.S. Securities and Exchange Commission (the “SEC”) including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, which is available on the SEC’s website at http://www.sec.gov.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made. Except as required by the Financial Conduct Authority of the United Kingdom (the “FCA”), the London Stock Exchange plc or applicable law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this prospectus or the documents incorporated by reference herein to reflect any changes in expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as described under “Where You Can Find More Information” in this prospectus.

We filed our annual report on Form 20-F for the fiscal year ended December 31, 2012 (the “2012 Form 20-F”) with the SEC on March 13, 2013. We are incorporating the 2012 Form 20-F by reference into this prospectus. We are further incorporating by reference our Current Reports on Form 6-K furnished to the SEC on April 24, 2013 (File No. 001-10257, Film No. 13779449) and June 27, 2013 (File No. 001-10257, Film No. 13937014).

In addition, we incorporate by reference into this prospectus all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

For purposes of this prospectus, references to “we,” “us” and “our” refer to Barclays Bank PLC (or any successor entity) and its consolidated subsidiaries, unless the context indicates otherwise; and references to “DTC” shall include any successor clearing system. The term “Group” shall mean Barclays PLC and its consolidated subsidiaries, unless the context indicates otherwise. The term “PRA” shall mean the Prudential Regulation Authority of the United Kingdom (which is one of the successors of the Financial Services Authority as of April 1, 2013) or such other governmental authority in the United Kingdom (or if Barclays Bank PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays Bank PLC. References to “£” and “sterling” shall be to the lawful currency for the time being of the United Kingdom and references to “$” and “U.S. dollars” shall be to the lawful currency for the time being of the United States.

THE BARCLAYS BANK GROUP

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Barclays Bank Group”) is a major global financial services provider engaged in retail banking, credit cards, corporate and investment banking, and wealth and investment management with an extensive international presence in Europe, the Americas, Africa and Asia. Together with the predecessor companies, the Barclays Bank Group has over 300 years of history and expertise in banking, and today the Barclays Bank Group operates in over 50 countries and employs approximately 140,000 people. The Barclays Bank Group moves, lends, invests and protects money for customers and clients worldwide. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Barclays Bank Group and one of the largest financial services companies in the world by market capitalization.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the offering of the securities will be used to support the development and expansion of our business and to strengthen further our capital base. That development and expansion may occur through the development of existing operations, the establishment of new subsidiaries or acquisitions if suitable opportunities should arise.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our dated subordinated obligations (the “Dated Subordinated Debt Securities”). Neither the Senior Debt Securities nor the Dated Subordinated Debt Securities will be secured by any assets or property of Barclays Bank PLC or any of its subsidiaries or affiliates (including Barclays PLC, its parent).

We will issue Senior Debt Securities and Dated Subordinated Debt Securities under indentures (respectively, the “Senior Debt Indenture” and “Dated Subordinated Debt Indenture”) between us and The Bank of New York Mellon, as trustee. The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those terms made part of the indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Debt Indenture and Dated Subordinated Debt Indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” We have filed or incorporated by reference a copy of, or the forms of, each indenture as exhibits to the registration statement, of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The debt securities are not deposits and are not insured by any regulatory body of the United States or the United Kingdom. Unless otherwise indicated in a prospectus supplement, Barclays PLC, our parent, has not guaranteed or assumed any obligations in respect of our debt securities.

Because we are a holding company as well as an operating company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of debt securities:

•	the issue date;

•	the maturity date;

•	the specific designation and aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount of the debt securities that may be authenticated or delivered;

•	under what conditions, if any, another issuer may be substituted for Barclays Bank PLC as the issuer of the debt securities of the series;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates;

•	whether we will issue the Senior Debt Securities or Dated Subordinated Debt Securities as Discount Securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	any condition applicable to payment of any principal, premium or interest on Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the debt securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption;

•	the denominations in which the debt securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay to the Senior Debt Security holder or Dated Subordinated Debt Security holder, if the Senior Debt Security or Dated Subordinated Debt Security is redeemed before its stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•

any other or different Senior Events of Default, in the case of Senior Debt Securities, or any other or different Dated Subordinated Events of Default or Dated Subordinated Debt Defaults, in the case of Dated Subordinated Debt Securities, or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the applicable indenture;

•	any restrictions applicable to the offer, sale and delivery of the debt securities;

•	whether we will pay Additional Amounts, as defined below, on the debt securities;

•	whether we will issue the debt securities in registered form (“registered securities”) or in bearer form (“bearer securities”) or both;

•	for registered securities, the record date for any payment of principal, interest or premium;

•	any listing of the debt securities on a securities exchange;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	any applicable write-down provision or bail-in provision in connection with applicable regulatory capital or other requirements;

•	any other or different terms of the debt securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

If we issue debt securities in bearer form, the special restrictions and considerations relating to such bearer debt securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell Senior Debt Securities or Dated Subordinated Debt Securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained in this section below under “—Modification and Waiver” and “Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults.”

Market-Making Transactions. If you purchase your debt security and/or any of our other securities we describe in this prospectus in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Legal Ownership; Form of Debt Securities

Street Name and Other Indirect Holders. Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds debt securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s debt securities registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders.” If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of debt securities will be issued only in the form of global securities.

Further details of legal ownership are discussed in the section “Global Securities” in this prospectus.

In the remainder of this section, “holders” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders.”

Payment and Paying Agents. We will pay interest to direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the direct holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. Holders of debt securities must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of debt securities.

Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, and the date for payments of principal and any premium on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Ranking

Senior Debt Securities. Senior Debt Securities and the coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Dated Subordinated Debt Securities. Dated Subordinated Debt Securities and the coupons (if any) appertaining thereto constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of Dated Subordinated Debt Securities relative to the debt and equity issued by us, including to what extent the Dated Subordinated Debt Securities may rank junior in right of payment to our other obligations or in any other manner.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority thereof or therein that has the power to tax (each, a “taxing jurisdiction”), unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, at any time a U.K. taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, any premium, and any interest on the debt securities (“Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Additional Amounts for taxes that are payable because:

•

the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a U.K. taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, the principal of, any premium, or any interest on, any debt securities of the relevant series;

•	except in the case of our winding-up in England, the relevant debt security is presented for payment in the United Kingdom;

•

the relevant debt security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•

the holder or the beneficial owner of the relevant debt securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest on debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a condition to relief or exemption from such taxes;

•

such taxes are imposed on a payment to an individual and are required to be made pursuant to the European Union Directive on the taxation of savings income, adopted on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•

the relevant debt security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a member state of the European Union or elsewhere; or

•

if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, any premium, or any interest on, or in respect of, any debt securities of any series, we mean to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

The government of any jurisdiction where Barclays Bank PLC is incorporated may require Barclays Bank PLC to withhold amounts from payments on the principal or interest on the notes, as the case may be, for taxes or any other governmental charges. If a withholding of this type is required, Barclays Bank PLC may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the note to which you are entitled.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and we will not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

With respect to Dated Subordinated Debt Securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the Dated Subordinated Debt Securities and the Dated Subordinated Debt Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the Dated Subordinated Debt Securities and the Dated Subordinated Debt Indenture through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the holder of a Dated Subordinated Debt Security, and we will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Additional Amounts” explicitly provide otherwise.

Redemption

Redemption of Senior Debt Securities for Tax Reasons. Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the Senior Debt Securities of any series upon not less than 30 nor more than 60 days’ notice to the holders on any dates as are specified in the applicable prospectus supplement if:

•

we are required to issue definitive debt securities (see “Global Debt Securities—Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Additional Amounts with respect to the Senior Debt Securities; or

•

we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will or would be required to pay holders Additional Amounts, or we (or any successor entity) would not be entitled to claim a deduction in respect of any payments in computing our (or its) taxation liabilities or the amount of the deduction would be materially reduced.

In each case and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption (which notice shall be irrevocable), we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee, confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the Senior Debt Securities of the relevant series. The redemption price will be equal to 100% of the principal amount of debt securities being redeemed together with any accrued but unpaid interest, in respect of such Senior Debt Securities to the date fixed for redemption or, in the case of Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Redemption of Dated Subordinated Debt Securities for Tax Reasons. Subject to the provisions set out in “—Condition to Redemption of Dated Subordinated Debt Securities” below, and unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the Dated Subordinated Debt Securities of any series upon not less than 30 nor more than 60 days’ prior notice to the holders on any dates as are specified in the applicable prospectus supplement if we determine that as a result of a change in, or amendment to, the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal which becomes effective on or after the issue date of the relevant Dated Subordinated Debt Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations):

•	we will or would be required to pay Additional Amounts with respect to the Dated Subordinated Debt Securities;

•	we would not be entitled to claim a deduction in respect of any payments in computing our taxation liabilities or the amount of the deduction would be materially reduced; or

•

we would not, as a result of the Dated Subordinated Debt Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of this prospectus or any similar system or systems having like effect as may from time to time exist)

(each such change in tax law or regulation or the official application or interpretation thereof, a “Tax Event”),

provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us.

In each case, and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption (which notice shall be irrevocable), we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee, confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the Dated Subordinated Debt Securities of the relevant series. The redemption price will be equal to 100% of the principal amount of Dated Subordinated Debt Securities being redeemed, together with any accrued but unpaid interest in respect of such Dated Subordinated Debt Securities to (but excluding) the date fixed for redemption or, in the case of Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Any redemption of Dated Subordinated Debt Securities as a result of a Tax Event will also be subject to the provisions described under “—Condition to Redemption of Dated Subordinated Debt Securities” below.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

Condition to Redemption of Dated Subordinated Debt Securities. Notwithstanding any other provision, and unless otherwise specified in the applicable prospectus supplement, we may redeem Dated Subordinated Debt Securities (and give notice thereof to the holders of such Dated Subordinated Debt Securities) only in accordance with the requirements set out in the Capital Regulations at such time and only if we have obtained the PRA’s prior consent (as (and to the extent) required by Capital Regulations at such time) for the redemption of the relevant Dated Subordinated Debt Securities.

The rules under CRD IV provide that the competent authority (the PRA in our case) shall grant permission to a redemption or repurchase provided that any of the following conditions is met, as applicable to the Dated Subordinated Debt Securities:

(1)	on or before the redemption or repurchase of the Dated Subordinated Debt Securities, we replace the Dated Subordinated Debt Securities with instruments qualifying as own funds instruments of an equal or higher quality on terms that are sustainable for our income capacity;

(2)	we have demonstrated to the satisfaction of the PRA that our own funds would, following such redemption, exceed the capital ratios required under CRD IV by a margin that the PRA may consider necessary on the basis set out in CRD IV for it to determine the appropriate level of capital of an institution.

In addition, the rules under CRD IV provide that the PRA may only permit us to redeem the Dated Subordinated Debt Securities before five years after the date of issuance of the relevant Dated Subordinated Debt Securities if the conditions listed in paragraphs (1) or (2) above are met and either:

(1)	in the case of redemption due to the occurrence of a change in the regulatory classification of the relevant Dated Subordinated Debt Securities that would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds, (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that such change was not reasonably foreseeable at the time of the issuance of the relevant Dated Subordinated Debt Securities; or

(2)	in the case of redemption due to the occurrence of a Tax Event, we demonstrate to the satisfaction of the PRA that there is a change in the applicable tax treatment of the Dated Subordinated Debt Securities that is material and was not reasonably foreseeable at the time of issuance of the relevant Dated Subordinated Debt Securities.

The rules under CRD IV may be modified from time to time after the date of issuance of the relevant Dated Subordinated Debt Securities.

“Capital Regulations” means, at any time, the regulations, requirements, standards, guidelines and policies relating to capital adequacy for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which we may be organized or domiciled) and applicable to the Group.

“CRD IV” means the legislative package consisting of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms and Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013.

“own funds” means the sum of Tier 1 Capital and Tier 2 Capital.

“own funds instruments” means capital instruments issued by Barclays Bank PLC that qualify as Tier 1 Capital or Tier 2 Capital.

“Tier 1 Capital” means Tier 1 Capital for the purposes of the Capital Regulations.

“Tier 2 Capital” means Tier 2 Capital for the purposes of the Capital Regulations.

Condition to Repurchase

Unless the applicable prospectus supplement specifies otherwise, we or any member of the Group may purchase or otherwise acquire any outstanding debt securities of any series at any price in the open market or otherwise, subject to applicable law. Repurchases of Dated Subordinated Debt Securities must be (i) in accordance with the Capital Regulations applicable to the Group in force at the relevant time, (ii) subject to the prior consent of the PRA (if and to the extent such consent is required by applicable Capital Regulations at such time) and (iii) with all unmatured coupons appertaining thereto.

We will treat as cancelled and no longer issued and outstanding any debt securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the debt securities. Such debt securities will stop bearing interest on the redemption date, even if you do not collect your money.

Convertible or Exchangeable Securities

Unless the applicable prospectus supplement specifies otherwise, optionally convertible or exchangeable securities will entitle the holder, during a period, or at specific times, to convert or exchange optionally convertible or exchangeable securities into or for the underlying security, basket or baskets of securities, index or indices of securities, or a combination of these, at a specified rate of exchange. Optionally convertible or exchangeable securities will be redeemable at our option prior to maturity, if the applicable prospectus supplement so states. If a holder does not elect to convert or exchange the optionally convertible or exchangeable securities before maturity or any applicable redemption date, the holder will receive the principal amount of the optionally convertible or exchangeable securities.

Unless the applicable prospectus supplement specifies otherwise, the holder is not entitled to convert or exchange mandatorily convertible or exchangeable securities before maturity. At maturity, the holder must convert or exchange the mandatorily convertible or exchangeable securities for the underlying security, basket or baskets of securities or index or indices of securities, or a combination of these, at a specified rate of exchange, and, therefore, the holder may receive less than the principal amount of the mandatorily convertible or exchangeable security. If the applicable prospectus supplement so indicates, the specified rate at which a mandatorily convertible or exchangeable security will be converted or exchanged may vary depending on the value of the underlying securities, basket or baskets of securities, index or indices of securities, or a combination of these so that, upon conversion or exchange, the holder participates in a percentage, which may be other than 100%, of the change in value of the underlying securities, basket or baskets, index or indices of securities, or a combination of these.

Unless the applicable prospectus supplement specifies otherwise, upon conversion or exchange, at maturity or otherwise, the holder of a convertible or exchangeable security may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket or baskets, index or indices, or a combination of these, or the cash value thereof.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Dated Subordinated Debt Securities, 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•	change the terms of any debt security to change the stated maturity date of its principal amount;

•	change the principal amount of, or any premium or rate of interest, with respect to any debt securities;

•	reduce the amount of principal on a Discount Security that would be due and payable upon an acceleration of the maturity date of any series of debt securities;

•	change our obligation, or any successor’s, to pay Additional Amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable, to the extent that such right exists;

•

reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Senior Event of Default, Dated Subordinated Event of Default or Dated Subordinated Debt Default (in each case as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Senior Event of Default, Dated Subordinated Event of Default, Dated Subordinated Debt Default or covenants, except as otherwise specified.

Unless the relevant prospectus supplement provides otherwise, in addition, any variations in the terms and conditions of Dated Subordinated Debt Securities of any series, including modifications relating to the subordination or redemption provisions of such Dated Subordinated Debt Securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults

Senior Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Event of Default” with respect to any series of Senior Debt Securities shall result if:

we do not pay any principal or interest on any Senior Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in principal amount of the Senior Debt Securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Event of Default if during the 14 days after the notice we satisfy the trustee that such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the Senior Debt Indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the Senior Debt Securities of that series and requiring the breach to be remedied or from holders of at least 25% in principal amount of the Senior Debt Securities of that series requiring the breach to be remedied; or

•

either an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities of that series may at their discretion declare the Senior Debt Securities of that series to be due and repayable immediately (and the Senior Debt Securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Senior Debt Indenture, and must not be unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Senior Debt Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of Senior Debt Securities or holders of coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of this subsection, this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “—Additional Amounts.” Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any Additional Amount in respect of any such withholding or deduction.

The holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any past Senior Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium or interest, on any Senior Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a Senior Event of Default.

Dated Subordinated Events of Default

Unless the relevant prospectus supplement provides otherwise, if either a court of competent jurisdiction in England makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, or our shareholders adopt an effective resolution for our winding-up, other than, in each such case, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency, that order or resolution will constitute a “Dated Subordinated Event of Default” with respect to all of the Dated Subordinated Debt Securities. If a Dated Subordinated Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of each series may declare such Dated Subordinated Debt Securities to be due and payable immediately (and such Dated Subordinated Debt Securities shall thereby become so due and payable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with any accrued but unpaid interest in accordance with the terms of the Dated Subordinated Debt Indenture, and payments on the Dated Subordinated Debt Securities of such series shall be subject to any subordination provisions applicable to the Dated Subordinated Debt Securities of that series. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of the series may rescind the declaration of acceleration and its consequences, but only if the Dated Subordinated Event of Default has been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Dated Subordinated Debt Defaults. Unless the relevant prospectus supplement provides otherwise, a “Dated Subordinated Debt Default” with respect to any series of Dated Subordinated Debt Securities shall result if we do not pay any installment of interest upon, or any part of the principal of, and any premium on, any Dated Subordinated Debt Securities of that series on the date on which the payment is due and payable, whether upon redemption or otherwise, and the failure continues for 14 days.

If a Dated Subordinated Debt Default occurs and is continuing, and such Dated Subordinated Debt Default has neither been cured nor waived within a period of 14 days following the provision of notice of such Dated Subordinated Debt Default to us from the trustee, the trustee may at its discretion and without further notice to us institute proceedings for our winding-up in England (or such other jurisdiction in which we may be organized) (but not elsewhere), but the trustee may not, upon the occurrence of a Dated Subordinated Debt Default, declare any part of the principal amount of any outstanding Dated Subordinated Debt Securities of such series to be due and payable. Failure to make any payment in respect of a series of Dated Subordinated Debt Securities shall not be a Dated Subordinated Debt Default if the payment is withheld or refused either:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction; or

•

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of the 14-day period by independent legal advisers in a written opinion acceptable to the trustee.

In the second case, however, the trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises it that the action is appropriate and reasonable. In this situation, we will take the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any law, regulation or order, then the payment shall become due and payable on the expiration of a further 14-day period after we deliver to the trustee written notice informing the trustee of the determination, which written notice we will deliver promptly following such determination.

Other than the limited remedies specified above, if a Dated Subordinated Event of Default or a Dated Subordinated Debt Default of any series of Dated Subordinated Debt Securities occurs and is continuing, no remedy against us shall be available to the trustee or any holder of the Dated Subordinated Debt Securities of such series whether for the recovery of amounts owing in respect of the Dated Subordinated Debt Securities of such series or under the Dated Subordinated Debt Indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of the Dated Subordinated Debt Securities of such series or under the Dated Subordinated Debt Indenture in relation thereto, provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses shall survive any such Dated Subordinated Event of Default or Dated Subordinated Debt Default and shall not be subject to any subordination provisions applicable to the Dated Subordinated Debt Securities of such series and (2) the trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of such Dated Subordinated Debt Securities with respect to such Dated Subordinated Event of Default or Dated Subordinated Debt Default under the provisions of the Dated Subordinated Debt Indenture, and provided that any payments on the Dated Subordinated Debt Securities of such series are subject to any subordination provisions applicable to the Dated Subordinated Debt Securities of that series.

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, claims in respect of any Dated Subordinated Debt Security may not be set-off, or be the subject of a counterclaim, by the trustee or any holder against or in respect of any of its obligations to us, and the trustee and every holder will be deemed to have waived any right of set-off or counterclaim in respect of the Dated Subordinated Debt Securities or the Dated Subordinated Debt Indenture that they might otherwise have against us. No holder of Dated Subordinated Debt Securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Waiver; Trustee’s Duties—Dated Subordinated Debt Securities. The holders of not less than a majority in aggregate principal amount of the Dated Subordinated Debt Securities of any affected series may waive any past Dated Subordinated Event of Default with respect to the series.

Subject to the applicable indenture provisions regarding the trustee’s duties, in case a Dated Subordinated Event of Default or Dated Subordinated Debt Default occurs and is continuing with respect to the Dated Subordinated Debt Securities of any series, the trustee will have no obligation to any holders of the Dated Subordinated Debt Securities of that series, unless they have offered the trustee reasonable indemnity. Subject to the indenture provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the applicable indenture, and must not be unjustly prejudicial to the holder(s) of any Dated Subordinated Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a Dated Subordinated Event of Default or a Dated Subordinated Debt Default with respect to the Dated Subordinated Debt Securities of any series, give to each affected holder of the Dated Subordinated Debt Securities of the affected series notice of any Dated Subordinated Event of Default or Dated Subordinated Debt Default it knows about, unless the Dated Subordinated Event of Default or Dated Subordinated Debt Default has been cured or waived. However, except in the case of a Dated Subordinated Debt Default, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Dated Subordinated Debt Indenture.

Limitation on Suits

Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

•

With respect to Senior Debt Securities, in the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the debt securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Dated Subordinated Event of Default or Dated Subordinated Debt Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the debt securities and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation (including, if and to the extent required by the Capital Regulations at such time, the prior consent of the PRA), any of our wholly owned subsidiaries (or, with respect to the Dated Subordinated Debt Securities, Barclays PLC) may assume our obligations under the debt securities of any series without the consent of any holder (the “Substituted Issuer”). We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking” above, in the case of Dated Subordinated Debt Securities) the obligations of the Substituted Issuer under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a U.K. taxing jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by a U.K. taxing jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Additional Amounts related to taxes (subject to the exceptions set forth in “—Additional Amounts” above) imposed by a U.K. taxing jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

Unless the applicable prospectus supplement specifies otherwise, the debt securities and indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the Dated Subordinated Debt Indenture, the subordination provisions of each series of Dated Subordinated Debt Securities and the related provisions in the Dated Subordinated Debt Indenture will be governed by and construed in accordance with the laws of England.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities in bearer form, if in writing and delivered or mailed to each direct holder;

•	in the case of Dated Subordinated Debt Securities, with respect to global debt securities if given in accordance with the applicable procedures of the depositary for such global debt securities; or

•	if registered debt securities are affected, if given in writing and mailed to each direct holder as provided in the applicable indenture; or

•

with respect to bearer definitive debt securities, if published at least once in an Authorized Newspaper (as defined in the indentures) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine. With respect to a global debt security representing any series of debt securities, a copy of all notices with respect to such series will be delivered to the depositary for such global debt security.

The Trustee

The Bank of New York Mellon will be the trustee under the indentures. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The Senior Debt Indenture provides that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the Senior Debt Indenture or Senior Debt Securities brought in any federal or state court in New York City, and we irrevocably submit to the jurisdiction of these courts.

The Dated Subordinated Debt Indenture provides that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the Dated Subordinated Debt Indenture or Dated Subordinated Debt Securities brought in any federal or state court in the Borough of Manhattan, New York City, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF WARRANTS

The following is a summary of the general terms of the warrants. It sets forth possible terms and provisions for each series of warrants. Each time that we offer warrants, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

We will issue each series of warrants under either an indenture between us and The Bank of New York Mellon, as trustee, or a warrant agreement between us and the applicable warrant agent. The terms of the warrants include those stated in the relevant indenture or agreement and any supplements thereto. We have filed each of the form of warrant indenture and warrant agreement as an exhibit to the registration statement, of which this prospectus is a part. If we issue a series of warrants under a warrant agreement, we will file that agreement either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 6-K.

Because this section is a summary, it does not describe every aspect of the warrants in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture or agreement, any supplement to the relevant indenture or agreement and each series of warrants. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture or agreement.

General

We may issue warrants that are debt warrants or universal warrants. We will issue each series of warrants under either a warrant indenture or a warrant agreement. We may offer warrants separately or together with our debt securities. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable indenture or agreement. We may issue warrants in such amounts or in as many distinct series as we wish.

Debt Warrants

We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant.”

Universal Warrants

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•

securities of one or more issuers, including our preferred stock or other securities (other than our ordinary shares or ordinary shares of Barclays PLC) described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a “universal warrant.” When we refer to “warrant property,” we mean such of each property described in the first four bullet points above as may be purchased or sold pursuant to a warrant, or by reference to which the cash value of a warrant is determined or linked.

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Legal Ownership; Form of Warrants

Street Name and Other Indirect Holders. Investors who hold warrants in accounts at banks or brokers will generally not be recognized by us as legal holders of warrants. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its warrants. These intermediary banks, brokers and other financial institutions pass along warrant property and other payments on the warrants, either because they agree to do so in their customer agreements or because they are legally required. An investor who holds warrants in street name should check with the investor’s own intermediary institution to find out:

•	how it handles warrant payments or delivers warrant property and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s warrants, registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the warrants if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee or any warrant agent and those of any third parties employed by us or the trustee or any warrant agent, under the warrants, the warrant indenture and any warrant agreement run only to persons who are registered as holders of warrants. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold warrants in that manner or because the warrants are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders.” If we issue warrants in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the warrants included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of warrants will be issued only in the form of global securities.

Further details of legal ownership are discussed in the section “Global Securities” below.

In the remainder of this description “holder” means direct holders and not street name or other indirect holders of warrants. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders.”

General Terms of Warrants

Because we are a holding company, our ability to perform our obligations on the warrants will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under “Description of Debt Securities—General.”

Neither the indenture nor any warrant agreement limits the number of warrants that we may issue.

The prospectus supplement will indicate, where applicable, for each series or of two or more related series of warrants:

•	the specific designation and aggregate number of, the warrants;

•	the prices at which we will issue the warrants;

•	the currency with which the warrants may be purchased;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	the minimum number, if any, of warrants that must be exercised at any one time, other than upon automatic exercise, if applicable;

•	the maximum number, if any, of warrants that may be exercised on any exercise date or during any exercise period, as applicable;

•	any provisions for the automatic exercise of the warrants at expiration or otherwise;

•	in the case of universal warrants, if the warrant property is an index or a basket of securities, a description of the index or basket of securities, as the case may be;

•

in the case of universal warrants, if the warrant property is an index, a description of the method of providing for a substitute index or indices or otherwise determining the amount payable if any index changes or ceases to be made available by its publisher;

•

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem any warrants of the series at our option, in whole or in part and, if other than by a board resolution, the manner in which such election is evidenced;

•	the indenture or agreement under which we will issue the warrants;

•	whether the warrants will be registered securities or bearer securities or both;

•	if applicable, that any warrants shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries;

•	the identities of the trustee or warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any listing of the warrants on a securities exchange; and

•	any other terms of the warrants.

If we issue warrants in bearer form, the special restrictions and considerations relating to such bearer warrants, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

No holder of a warrant will have any rights of a holder of the warrant property purchasable or deliverable under the warrant.

Holders of warrants have no voting rights except as explained below under “—Modification and Waiver” and “—Warrant Events of Default; Limitation of Remedies.”

Our affiliates may resell warrants in market-making transactions after their initial issuance. We discuss these transactions above under “Description of Debt Securities—General—Market-Making Transactions.”

Additional Terms of Warrants

Debt Warrants

The prospectus supplement will further indicate, for each series or two or more related series of debt warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

•

the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Universal Warrants

The prospectus supplement will further indicate for each series or two or more related series of universal warrants:

•

whether the universal warrants are call warrants or put warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the specific warrant property, as well as the amount or the method for determining the amount of the warrant property purchasable or saleable upon the exercise of each warrant;

•

the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•

whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether the election of such form of settlement is to be at our option or at the option of the holder of such warrant.

General Provisions of Warrant Indenture

We may issue universal warrants under the warrant indenture. Warrants of this kind will not be secured by any property or assets of Barclays Bank PLC or its subsidiaries. Thus, by owning a warrant issued under the indenture, you hold one of our unsecured obligations.

Ranking

The warrants issued under the indenture constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Redemption

Redemption for Tax Reasons. Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the warrants of any series upon not less than 30 nor more than 60 days’ notice to the holders on any dates as are specified in the applicable prospectus supplement, if we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will become subject to any adverse tax consequences.

Before we give a notice of redemption, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee, confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the warrants of the relevant series. The relevant pricing supplement will specify the applicable redemption price for the warrants.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the warrants of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the warrants. Any notice of redemption of warrants will state:

•	the date fixed for redemption;

•	the redemption price;

•	the amount of warrants to be redeemed if we are only redeeming a part of the series;

•	that on the date fixed for redemption the redemption price will become due and payable on each warrant to be redeemed;

•	the place or places at which each holder may obtain payment of the redemption price;

•	if applicable, the terms of exercise, the date on which the right to exercise the warrant terminates and the place or places where such warrants may be surrendered for exercise; and

•	the CUSIP number or numbers, if any, with respect to the warrants.

In the case of a partial redemption, the trustee shall select the warrants that we will redeem in any manner it deems fair and appropriate.

We or any of our subsidiaries may at any time purchase warrants of any series in the open market or by tender (available alike to each holder of warrants of the relevant series) or by private agreement, if applicable law allows. We will treat as cancelled and no longer issued and outstanding any warrants of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of warrants without the consent of the holders of the warrants. We may make other modifications and amendments with the consent of the holder(s) of not less than a majority in number of the warrants of the series outstanding under the indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected warrant that would:

•	change the terms of any warrant with respect to the payment or settlement date of the warrant;

•	change the exercise price of the warrant;

•	reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

•	change the places at which payments are payable or the currency of payment;

•	permit redemption of a warrant if not previously permitted;

•

impair a holder’s right to exercise its warrant, or sue for payment or delivery of any money or warrant property payable or deliverable with respect to its warrant on or after the payment or settlement date, or in the case of redemption, the redemption date;

•

reduce the percentage in number of outstanding warrants of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Warrant Event of Default (as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•

modify the terms and conditions of our obligations in respect of the due and punctual payment or delivery of money or warrant property due and payable or deliverable on the warrants, in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Warrant Event of Default or covenants, except as otherwise specified.

Warrant Events of Default; Limitation of Remedies

Warrant Events of Default. Unless the relevant prospectus supplement provides otherwise, a “Warrant Event of Default” with respect to any warrant shall result if:

•

we do not pay any money or deliver any warrant property with respect to that warrant on the payment or settlement date in accordance with the terms of that warrant. It shall not, however, be a Warrant Event of Default if we satisfy the trustee that such sums or warrant property (“Withheld Amounts”)

were not paid or delivered in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Warrant Event of Default if we act on the advice given to us during a 14-day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the warrant indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee requiring the breach to be remedied or from holders of at least 25% in number of the outstanding warrants of the relevant series requiring the breach to be remedied; or

•

either an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency).

If a Warrant Event of Default occurs and is continuing, the trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holders of a majority in number of the outstanding warrants of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the warrant indenture, and must not be unjustly prejudicial to the holder(s) of any warrants of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the warrant indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of warrants or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of this subsection, this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders. Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted.

The holders of a majority in number of the outstanding warrants of any affected series may waive any past Warrant Event of Default with respect to the series, except any default in respect of either:

•	the payment or delivery of money or warrant property in respect of any warrant of the series; or

•	a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding warrant of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Warrant Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the warrants of any series, give to each affected holder of the warrants of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment or delivery of any money or warrant property, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We will furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the warrant indenture.

Limitation on suits. Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the warrants, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in number of the outstanding warrants of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in number of the outstanding warrants of the relevant series during that period.

•	In the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments or delivery of warrant property, as applicable, due but unpaid or not delivered with respect to the warrants.

Street name and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any Warrant Event of Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the warrants, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the warrants and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly owned subsidiaries may assume our obligations under the warrants of any series without the consent of any holder. We, however, must irrevocably guarantee the obligations of the subsidiary under the warrants of that series. If we do, all of our direct obligations under the warrants of the series and the applicable indenture shall immediately be discharged. A subsidiary that assumes our obligations will also be entitled to redeem the warrants of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing warrants for new warrants, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law and Waiver of Jury Trial

The warrants and indenture will be governed by and construed in accordance with the laws of the State of New York. We and the trustee have agreed to waive the right to trial by jury with respect to any legal proceeding arising out of or relating to the warrant indenture or the warrants.

Notices

Notices regarding the warrants will be valid:

•	with respect to global warrants in bearer form, if in writing and delivered or mailed to each direct holder;

•	if registered warrants are affected, if given in writing and mailed to each direct holder as provided in the indenture; or

•

with respect to bearer definitive warrants, if published at least once in an Authorized Newspaper (as defined in the indenture) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine. With respect to a global warrant representing any series of warrants, a copy of all notices with respect to such series will be delivered to the depositary for such global warrant.

Payment and Paying Agents

We will pay or deliver money or warrant property due on the warrants at the corporate trust office of the trustee in New York City. Holders of warrants must make arrangements to have their payments wired from or warrant property picked up at, as applicable, that office.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments or deliveries of warrant property.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of warrants.

The Trustee

The Bank of New York Mellon will be the trustee under the indenture. The trustee has two principal functions:

•

first, the trustee can enforce a holder’s rights against us if we default under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Warrant Events of Default; Limitation of Remedies”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s payments or warrant property, transferring warrants to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

The trustee will not be liable for special, indirect or consequential damages and will not be liable for any failure of its obligations caused by circumstances beyond its reasonable control.

Consent to Service

The indenture provides that we irrevocably designate Barclays Bank PLC, 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the indenture or warrants brought in any federal or state court in New York City, and we irrevocably submit to the jurisdiction of these courts.

General Provisions of Warrant Agreements

We may issue debt warrants and some universal warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank or trust company as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent. This section describes certain general provisions of the form of warrant agreement filed as an exhibit to the registration statement of which this prospectus is a part. The specific terms of the warrant agreement under which we issue any warrants will be described in the applicable prospectus supplement, and we will file that agreement with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 6-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a warrant agreement when it is filed.

We may also issue universal warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.

Enforcement of Rights

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. No holder of any warrant will be entitled to any rights of a holder of the debt securities or warrant property purchasable or deliverable upon exercise of the warrant, including any right to receive payments on those debt securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement.

Modifications Without Consent of Holders

We and the applicable warrant agent may make certain amendments to any warrant or warrant agreement without the consent of any holder, including:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modifications with Consent of Holders

We may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of each affected warrant, if the amendment would:

•	change the amount of the warrant property or other consideration purchasable or saleable upon exercise of the warrant;

•	change the exercise price of the warrant;

•	shorten the period of time during which the holder may exercise the warrant;

•	otherwise impair the holder’s right to exercise the warrant in any material respect; or

•

reduce the number of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

Any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

If the change affects only the warrants of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

If the change affects the warrants of more than one series issued under that agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

Warrant Agreement Will Not Be Qualified Under the Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell, lease, transfer or convey our assets to, another corporation or other entity or to engage in any other transactions. Unless otherwise specified in the applicable pricing supplement, if at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements.

The warrant agreements and any warrants issued under the warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The warrant agreements and any warrants issued under the warrant agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Notices

We or the applicable warrant agent will give notice to holders of warrants by mailing written notice by first class mail, postage prepaid, to such holders as their names and addresses appear in the books and records of the applicable warrant agent.

Payments

We will pay or deliver money or warrant property due on the warrants at the applicable warrant agent’s office. The warrant agent will transmit such money or warrant property to or upon the order of the holder of the warrants.

GLOBAL SECURITIES

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

Investors in securities that are issued only in the form of global securities should be aware that:

•	they cannot get securities registered in their own name;

•	they cannot receive physical certificates for their interests in securities;

•

they will be a street name holder and must look to their own bank or broker for payments on the securities (or delivery of warrant property, if applicable) and protection of their legal rights relating to the securities, as explained earlier under “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders” and “Description of Warrants—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders”;

•	they may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the sections entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders; Direct Holders” and “Description of Warrants—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders; Direct Holders.”

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary; and

•

when a Senior Event of Default, in the case of Senior Debt Securities, a Dated Subordinated Event of Default or Dated Subordinated Debt Default, in the case of Dated Subordinated Debt Securities, or a Warrant Event of Default in the case of warrants issued under a warrant indenture, has occurred and has not been cured. Defaults are discussed above under “Description of Debt Securities—Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults” and “Description of Warrants—General Provisions of Warrant Indenture—Warrant Events of Default; Limitation of Remedies.”

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

CLEARANCE AND SETTLEMENT

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”), in the United States, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

DESCRIPTION OF PREFERENCE SHARES

The following is a summary of the general terms of the preference shares of any series we may issue under this registration statement. Each time we issue preference shares we will prepare a prospectus supplement, which you should read carefully. The prospectus supplement relating to a series of preference shares or to a series of debt securities that are convertible into or exchangeable for the preference shares will summarize the terms of the preference shares of the particular series. Those terms will be set out in the resolutions establishing the series that our Board of Directors or an authorized committee adopt, and may be different from those summarized below. If so, the applicable prospectus supplement will state that, and the description of the preference shares of that series contained in the prospectus supplement will apply.

This summary does not purport to be complete and is subject to, and qualified by, our Articles of Association and the resolutions of the Board of Directors or an authorized committee. You should read our Articles of Association as well as those resolutions, which we have filed or will file with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You should also read the summary of the general terms of the deposit agreement under which American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) that may represent preference shares may be issued, under the heading “Description of American Depositary Shares.”

General

Under our Articles of Association, our Board of Directors or an authorized committee of the Board is empowered to provide for the issuance of U.S. dollar-denominated preference shares, in one or more series, if a resolution of our shareholders has authorized the allotment of such preference shares.

The resolutions providing for their issue, adopted by the Board of Directors or the authorized committee, will set forth the dividend rights, liquidation value per share, redemption provisions, voting rights, other rights, preferences, privileges, limitations and restrictions of the preference shares.

The preference shares of any series will be U.S. dollar-denominated in terms of nominal value, dividend rights and liquidation value per preference share. They will, when issued, be fully paid and non-assessable. For each preference share issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account. The applicable prospectus supplement will specify the nominal value of the preference shares. The preference shares of a series deposited under the deposit agreement referred to in the section “Description of American Depositary Receipts” will be represented by ADSs of a corresponding series, evidenced by ADRs of such series. The preference shares of such series may only be withdrawn from deposit in registered form. See “Description of American Depositary Receipts.”

The preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any series, including:

•	the number of preference shares offered, the number of preference shares offered in the form of ADSs and the number of preference shares represented by each ADS;

•	the public offering price of the series;

•	the liquidation value per preference share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends (if paid) will be payable;

•	voting rights of that series of preference shares, if any;

•	restrictions applicable to the sale and delivery of the preference shares;

•	whether and under what circumstances we will pay additional amounts on the preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	whether the preference shares shall be issued as units with shares of a related series;

•	whether the preference shares will be registered securities or bearer securities or both;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

The applicable prospectus supplement will also describe additional material U.S. and U.K. tax considerations that apply to any particular series of preference shares.

Title to preference shares of a series in registered form will pass by transfer and registration on the register that the registrar shall keep at its office in the United Kingdom. For more information on such registration, you should read “—Registrar and Paying Agent.” The registrar will not charge for the registration of transfer, but the person requesting it will be liable for any taxes, stamp duties or other governmental charges.

We may issue preference shares in more than one related series if necessary to ensure that we continue to be treated as part of the Group for U.K. tax purposes. The preference shares of any two or more related series will be issued as preference share units, unless the applicable prospectus supplement specifies otherwise, so that holders of any preference share units will effectively have the same rights, preferences and privileges, and will be subject to the same limitations and restrictions. The following characteristics, however, may differ:

•	the aggregate amount of dividends;

•	the aggregate amounts which may be payable upon redemption;

•	the redemption dates;

•	the rights of holders to deposit the preference shares under the deposit agreement; and

•	the voting rights of holders.

You should read the applicable prospectus supplement for the characteristics relating to any preference shares issuable in two or more related series as a unit.

Unless the applicable prospectus supplement specifies otherwise, the preference shares of each series will rank equally as to participation in our profits and assets with the preference shares of each other series.

Our affiliates may resell preferred shares after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities—General—Market-Making Transactions.”

Dividend Rights

The holders of the preference shares will be entitled to receive cash dividends on the dates and at the rates as described in the applicable prospectus supplement out of our “distributable profits.” Except as provided in this prospectus and in the applicable prospectus supplement, holders of preference shares will have no right to participate in our profits.

For information concerning the declaration of dividends out of our distributable profits, see “Description of Share Capital—Ordinary Shares—Dividend Rights.”

We will pay the dividends on the preference shares of a series to the record holders as they appear on the register on the record dates. A record date will be fixed by our Board of Directors or an authorized committee. Subject to applicable fiscal or other laws and regulations, each payment will be made by dollar check drawn on a bank in London or in New York City and mailed to the record holder at the holder’s address as it appears on the register for the preference shares. If any date on which dividends are payable on the preference shares is not a “business day,” which is a day on which banks are open for business and on which foreign exchange dealings may be conducted in London and in New York City, then payment of the dividend payable on that date will be made on the next business day. There will be no additional interest or other payment due to this type of delay.

Dividends on the preference shares of any series will be non-cumulative. If a dividend on a series is not paid, or is paid only in part, the holders of preference shares of the relevant series will have no claim in respect of such unpaid amount. We will have no obligation to pay the dividend accrued for the relevant dividend period or to pay any interest on the dividend, whether or not dividends on the preference shares of that series or any other series or class of our shares are paid for any subsequent dividend period.

No full dividends will be paid or set apart for payment on the preference shares of any series on a dividend payment date unless full dividends have been, or at the same time are, paid, or set aside for payment, on any preference shares or other class of shares ranking as to dividends in priority or equally with the preference shares and either (a) payable on that dividend payment date or (b) payable before such dividend payment date, but only if such preference shares or other class of shares carry cumulative dividend payment rights.

Except as provided in the preceding sentence, unless full dividends on all outstanding preference shares of a series have been paid for the most recently completed dividend period, no dividends will be declared or paid or set apart for payment, or other distribution made, upon our ordinary shares or other shares ranking, as to dividends or upon liquidation, equally with or below the preference shares of the series (other than a final dividend declared by Barclays PLC and paid by it to shareholders prior to the relevant dividend payment date and/or a dividend paid by Barclays Bank PLC to Barclays PLC or to another wholly owned subsidiary). In addition, we will not redeem, repurchase or otherwise acquire for consideration, or pay any money or make any money available for a sinking fund for the redemption of, any of our ordinary shares or other shares ranking equally with or below the preference shares of the series as to dividends or upon liquidation, except by conversion into, or exchange for, shares ranking below the preference shares of the series as to dividends and upon liquidation, until the earlier of (a) our resumption of payment of full dividends for four consecutive quarterly dividend periods on all outstanding preference shares of the series and (b) the date on or by which all outstanding preference shares of that series have either been redeemed in full or been purchased by or for the account of Barclays Bank PLC.

We will compute the amount of dividends payable on the preference shares of any series for each dividend period based upon the liquidation value per share of the preference shares of the series by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year. However, we will compute the amount of dividends payable for any dividend period shorter than a full dividend period (a) in respect of any fixed rate dividend period, on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed, and (b) in respect of any floating rate dividend period, on the basis of the number of days in the period divided by 360.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the preference shares will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any FATCA Withholding Tax, and we will not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Rights Upon Liquidation

If there is a return of capital in respect of our voluntary or involuntary liquidation, dissolution, winding-up or otherwise, other than in respect of any redemption or repurchase of the preference shares of a series in whole or in part permitted by our Articles of Association and under applicable law, the holders of the outstanding preference shares of a series will be entitled to receive liquidating distributions. Liquidating distributions will:

•

come from the assets we have available for distribution to shareholders, before any distribution of assets is made to holders of our ordinary shares or any other class of shares ranking below the preference shares upon a return of capital; and

•

be in an amount equal to the liquidation value per share of the preference shares, plus an amount equal to accrued and unpaid dividends, whether or not declared or earned, for the then-current dividend period up to and including the date of commencement of our winding-up or the date of any other return of capital, as the case may be.

If, upon a return of capital, the assets available for distribution are insufficient to pay in full the amounts payable on the preference shares and any other of our shares ranking as to any distribution equally with the preference shares, the holders of the preference shares and of the other shares will share pro rata in any distribution of our assets in proportion to the full respective liquidating distributions to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preference shares of that series will have no claim on any of our remaining assets and will not be entitled to any further participation in the return of capital. If there is a sale of all or substantially all of our assets, the distribution to our shareholders of all or substantially all of the consideration for the sale, unless the consideration, apart from assumption of liabilities, or the net proceeds consists entirely of cash, will not be deemed a return of capital in respect of our liquidation, dissolution or winding-up.

Redemption

Unless the relevant prospectus supplement specifies otherwise, we may redeem the preference shares of each series, at our option, in whole or in part, at any time and from time to time on the dates and at the redemption prices and on all other terms and conditions as set forth in the applicable prospectus supplement. Preference shares comprising preference share units will be redeemed only as units.

If fewer than all of the outstanding preference shares of a series are to be redeemed, we will select by lot, in the presence of our independent auditors, which particular preference shares will be redeemed.

If we redeem preference shares of a series, we will mail a redemption notice to each record holder of preference shares to be redeemed between 30 and 60 days before the redemption date. Each redemption notice will specify:

•	the redemption date;

•	the particular preference shares of the series to be redeemed;

•	the redemption price, specifying the included amount of accrued and unpaid dividends;

•	that any dividends will cease to accrue upon the redemption of the preference shares; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

No defect in the redemption notice or in the giving of notice will affect the validity of the redemption proceedings.

If we give notice of redemption in respect of the preference shares of a series, then, by 12:00 noon, London time, on the redemption date, we will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price, including the amount of accrued and unpaid dividends (if any) for the then-current quarterly dividend period to the date fixed for redemption. We will also give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of those preference shares called for redemption.

If we give notice of redemption, then, when we make the deposit with the paying agent, all rights of holders of the preference shares of the series called for redemption will cease, except the holders’ right to receive the redemption price, but without interest, and these preference shares will no longer be outstanding. Subject to any applicable fiscal or other laws and regulations, payments in respect of the redemption of preference shares of a series will be made by dollar check drawn on a bank in London or in New York City against presentation and surrender of the relevant share certificates at the office of the paying agent located in the United Kingdom.

In the event that any date on which a redemption payment on the preference shares is to be made is not a business day, then payment of the redemption price payable on that date will be made on the next business day. There will be no interest or other payment due to the delay. If payment of the redemption price is improperly withheld or refused, dividends on the preference shares will continue to accrue at the then applicable rate, from the redemption date to the date of payment of the redemption price.

Subject to applicable law, including U.S. securities laws, and the prior notification of the PRA, we may purchase outstanding preference shares of any series by tender, in the open market or by private agreement. Unless we tell you otherwise in the applicable prospectus supplement, any preference shares of any series that we purchase for our own account, other than in the ordinary course of a business of dealing in securities, will be treated as canceled and will no longer be issued and outstanding.

Under the current practices of the PRA, we may not redeem any preference shares following the fifth anniversary of their date of issue unless we have given the PRA notice in writing (in the form required by the PRA) of the redemption of the preference shares at least one month before becoming committed to the redemption and have provided the PRA with certain information in connection with such repayment as required by the PRA’s General Prudential Sourcebook.

Voting Rights

The holders of the preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided below or in the applicable prospectus supplement.

Variation of Rights

If applicable law permits, the rights, preferences and privileges attached to any series of preference shares may be varied or abrogated only with the written consent of the holders of at least three-quarters of the outstanding preference shares of the series or with the sanction of a special resolution passed at a separate general meeting of the holders of the outstanding preference shares of the series. A special resolution will be adopted if passed by a majority of at least three-quarters of those holders voting in person or by proxy at the meeting. The quorum required for this separate general meeting will be persons holding or representing by proxy at least one-third of the outstanding preference shares of the affected series, except that if at any adjourned meeting where this quorum requirement is not met, any two holders present in person or by proxy will constitute a quorum.

In addition to the voting rights referred to above, if any resolution is proposed for our liquidation, dissolution or winding-up, then the holders of the outstanding preference shares of each series, other than any series of preference shares which do not have voting rights, will be entitled to receive notice of and to attend the general meeting of shareholders called for the purpose of adopting the resolution and will be entitled to vote on that resolution, but no other. When entitled to vote, each holder of preference shares of a series present in person or by proxy has one vote for each preference share held.

Notices of Meetings

A notice of any meeting at which holders of preference shares of a particular series are entitled to vote will be mailed to each record holder of preference shares of that series. Each notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of preference shares of any series in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of notices is not entitled to receive notices of meetings from us. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should read “Description of American Depositary Receipts—Reports and Notices” and “Where You Can Find More Information.”

Registrar and Paying Agent

Our registrar, presently located at One Canada Square, London E14 5AL, United Kingdom, will act as registrar and paying agent for the preference shares of each series.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The following is a summary of the general terms and provisions of the deposit agreement under which the ADR depositary will issue the ADRs evidencing ADSs that may represent preference shares. The deposit agreement is among us, The Bank of New York Mellon, as ADR depositary, and all holders from time to time of ADRs issued under the deposit agreement. This summary does not purport to be complete. We may amend or supersede all or part of this summary to the extent we tell you in the applicable prospectus supplement. You should read the deposit agreement, which is filed with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You may also read the deposit agreement at the corporate trust office of The Bank of New York Mellon in New York City and the office of The Bank of New York Mellon in London.

Depositary

The Bank of New York Mellon will act as the ADR depositary. The office of The Bank of New York Mellon in London will act as custodian. The ADR depositary’s principal office in New York City is presently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, and the custodian’s office is presently located at One Canada Square, London E14 5AL, United Kingdom.

American Depositary Receipts

An ADR is a certificate evidencing a specific number of ADSs of a specific series, each of which will represent preference shares of a corresponding series. Unless the relevant prospectus supplement specifies otherwise, each ADS will represent one preference share, or evidence of rights to receive one preference share, deposited with the London branch of The Bank of New York Mellon, as custodian. An ADR may evidence any number of ADSs in the corresponding series.

Deposit and Issuance of ADRs

When the custodian has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its corporate trust office in New York City to the person(s) specified by us in writing, an ADR or ADRs registered in the name of such person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series.

When the ADR depositary has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its principal office to the person(s) specified by us in writing, an ADR or ADRs registered in the name of that person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series. Preference shares may be deposited under the deposit agreement as units comprising a preference share of a series and a preference share of a related series.

Withdrawal of Deposited Securities

Upon surrender of ADRs at the ADR depositary’s corporate trust office in New York City and upon payment of the taxes, charges and fees provided in the deposit agreement and subject to its terms, an ADR holder is entitled to delivery, to or upon its order, at the ADR depositary’s corporate trust office in New York City or the custodian’s office in London, of the amount of preference shares of the relevant series represented by the ADSs evidenced by the surrendered ADRs. The ADR holder will bear the risk and expense for the forwarding of share certificates and other documents of title to the corporate trust office of the ADR depositary.

Holders of preference shares that have been withdrawn from deposit under the deposit agreement will not have the right to redeposit the preference shares.

Dividends and Other Distributions

The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited preference shares of a particular series to ADR holders, after payment of any charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. The cash amount distributed will be reduced by any amounts that we or the ADR depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited preference shares of a particular series, the ADR depositary will distribute the property it receives to ADR holders, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. If a distribution that we make in respect of deposited preference shares of a particular series consists of a dividend in, or free distribution of, preference shares of that series, the ADR depositary may, if we approve, and will, if we request, distribute to ADR holders, in proportion to their holdings of ADSs of the relevant series, additional ADRs evidencing an aggregate number of ADSs of that series representing the amount of preference shares received as such dividend or free distribution. If the ADR depositary does not distribute additional ADRs, each ADS of that series will from then forward also represent the additional preference shares of the corresponding series distributed in respect of the deposited preference shares before the dividend or free distribution.

If the ADR depositary determines that any distribution of property, other than cash or preference shares of a particular series, cannot be made proportionately among ADR holders or, if for any other reason, including any requirement that we or the ADR depositary withhold an amount on account of taxes or other governmental charges, the ADR depositary deems that such a distribution is not feasible, the ADR depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The ADR depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the ADR depositary provided for in the deposit agreement) to ADR holders as in the case of a distribution received in cash.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the ADSs will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any FATCA Withholding Tax, and we will not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Redemption of ADSs

If we redeem any preference shares of a particular series that are represented by ADSs, the ADR depositary will redeem, from the amounts that it receives from the redemption of deposited preference shares of that series, the relevant number of ADSs of the series representing those preference shares that corresponds to the number of deposited preference shares of that series. The ADS redemption price will correspond to the redemption price per preference share payable with respect to the redeemed preference shares. If we do not redeem all of the outstanding preference shares of a particular series, the ADR depositary will select the ADSs of the corresponding series to be redeemed, either by lot or pro rata to the number of preference shares represented.

We must give notice of redemption in respect of the preference shares of a particular series that are represented by ADSs to the ADR depositary not less than 30 days before the redemption date. The ADR depositary will promptly deliver the notice to all holders of ADRs of the corresponding series.

Record Date

Whenever any dividend or other distribution becomes payable or shall be made in respect of preference shares of a particular series, or any preference shares of a particular series are to be redeemed, or the ADR depositary receives notice of any meeting at which holders of preference shares of a particular series are entitled to vote, the ADR depositary will fix a record date for the determination of the ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of ADSs of the corresponding series, or the net proceeds of their sale, or, as applicable, give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement. This record date will be as near as practicable to the corresponding record date for the underlying preference share.

Voting of the Underlying Deposited Securities

When the ADR depositary receives notice of any meeting or solicitation of consents or proxies of holders of preference shares of a particular series, it will, at our written request and as soon as practicable thereafter, mail to the record holders of ADRs a notice including:

•	the information contained in the notice of meeting;

•

a statement that the record holders of ADRs at the close of business on a specified record date will be entitled, subject to any applicable provision of English law, to instruct the ADR depositary as to the exercise of any voting rights pertaining to the preference shares of the series represented by their ADSs; and

•

a brief explanation of how they may give instructions, including an express indication that they may instruct the ADR depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The ADR depositary has agreed that it will endeavor, insofar as practical, to vote or cause to be voted the preference shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the record date set by the ADR depositary. The ADR depositary will not vote the preference shares except in accordance with such instructions or deemed instructions.

If the ADR depositary does not receive instructions from any ADR holder on or before the date the ADR depositary establishes for this purpose, the ADR depositary will deem such holder to have directed the ADR depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the ADR depositary will not give a discretionary proxy to a designated member or members of our board of directors with respect to any matter as to which we inform the ADR depositary that:

•	we do not wish the proxy to be given;

•	substantial opposition exists; or

•	the rights of holders of the preference shares may be materially affected.

Holders of ADRs evidencing ADSs will not be entitled to vote shares of the corresponding series of preference shares directly.

Inspection of Transfer Books

The ADR depositary will, at its corporate trust office in New York City, keep books for the registration and transfer of ADRs. These books will be open for inspection by ADR holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADR holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

Reports and Notices

We will furnish the ADR depositary with our annual reports as described under “Where You Can Find More Information” in this prospectus. The ADR depositary will make available at its corporate trust office in New York City, for any ADR holder to inspect, any reports and communications received from us that are both received by the ADR depositary as holder of preference shares and made generally available by us to the holders of those preference shares. This includes our annual report and accounts. Upon written request, the ADR depositary will mail copies of those reports to ADR holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of preference shares of a particular series;

•	any adjourned meeting of holders of preference shares of a particular series; or

•	the taking of any action in respect of any cash or other distributions, or the offering of any rights, in respect of preference shares of a particular series we have agreed to transmit to the ADR depositary and the custodian a copy of the notice in the form given or to be given to holders of the preference shares. If requested in writing by us, the ADR depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the preference shares, to all holders of ADRs evidencing ADSs of the corresponding series.

Amendment and Termination of the Deposit Agreement

The form of the ADRs evidencing ADSs of a particular series and any provisions of the deposit agreement relating to those ADRs may at any time and from time to time be amended by agreement between us and the ADR depositary, without the consent of holders of ADRs, in any respect which we may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADRs evidencing ADSs of a particular series, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the record holders of those ADRs. Every holder of any ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the ADR to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADRs to surrender ADRs and receive in return the preference shares of the corresponding series represented by the ADSs.

Whenever we direct, the ADR depositary has agreed to terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to the record holders of all ADRs then outstanding at least 30 days before the date fixed in the notice of termination. The ADR depositary may likewise terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to us and the record holders of all ADRs then outstanding if at any time 90 days shall have expired since the ADR depositary delivered a written notice to us of its election to resign and a successor ADR depositary shall not have been appointed and accepted its appointment.

If any ADRs evidencing ADSs of a particular series remain outstanding after the date of any termination, the ADR depositary will then:

•	discontinue the registration of transfers of those ADRs;

•	suspend the distribution of dividends to holders of those ADRs; and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADRs.

The ADR depositary will, however, continue to collect dividends and other distributions pertaining to the preference shares of the corresponding series. It will also continue to sell rights and other property as provided in the deposit agreement and deliver preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to it.

At any time after the expiration of one year from the date of termination of the deposit agreement as to ADRs evidencing ADSs of a particular series, the ADR depositary may sell the preference shares of the corresponding series then held. The ADR depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement in respect of those ADRs, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADRs that have not previously been surrendered.

Charges of ADR Depositary

Unless the applicable prospectus supplement specifies otherwise, the ADR depositary will charge the party to whom it delivers ADRs against deposits, and the party surrendering ADRs for delivery of preference shares of a particular series or other deposited securities, property and cash, $5.00 for each 100, or fraction of 100, ADSs evidenced by the ADRs issued or surrendered. We will pay all other charges of the ADR depositary and those of any registrar, co-transfer agent and co-registrar under the deposit agreement, but unless the applicable prospectus supplement specifies otherwise, we will not pay:

•	taxes, including issue or transfer taxes, U.K. stamp duty or U.K. stamp duty reserve tax other than that payable on the issue of preference shares to the custodian, and other governmental charges;

•	any applicable share transfer or registration fees on deposits or withdrawals of preference shares;

•

cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADRs or persons depositing or withdrawing preference shares of any series; or

•	expenses incurred or paid by the ADR depositary in conversion of foreign currency into U.S. dollars.

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the preference shares underlying your ADRs. The ADR depositary may refuse to transfer your ADRs or allow you to withdraw the preference shares underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited preference shares underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If the ADR depositary sells deposited preference shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

General

Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, any present or future provision of our articles of association or of the preference shares, or any act of God or war or other circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of us both under the deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

If any ADSs of a particular series are listed on one or more stock exchanges in the U.S., the ADR depositary will act as registrar or, at our request or with our approval, appoint a registrar or one or more co-registrars for registration of the ADRs evidencing the ADSs in accordance with any exchange requirements. The ADR depositary may remove the registrars or co-registrars and appoint a substitute(s) if we request it or with our approval.

The ADRs evidencing ADSs of any series are transferable on the books of the ADR depositary or its agent. However, the ADR depositary may close the transfer books as to ADRs evidencing ADSs of a particular series at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any preference shares of the corresponding series, the ADR depositary or the custodian may require the person presenting the ADR or depositing the preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the preference shares evidenced by the ADR, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADR holder will remain liable for any deficiency.

Any ADR holder may be required from time to time to furnish the ADR depositary or the custodian with proof satisfactory to the ADR depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the preference shares in registered form of that series, or other information, to execute certificates and to make representations and warranties that the ADR depositary deems necessary or proper. Until those requirements have been satisfied, the ADR depositary may withhold the delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADR. The delivery, transfer and surrender of ADRs of any series may be suspended during any period when the transfer books of the ADR depositary are closed or if we or the ADR depositary deem it necessary or advisable.

The deposit agreement and the ADRs are governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of general information about our share capital and some provisions of our Articles of Association. This summary does not purport to be complete. It is subject to, and qualified by reference to, our Articles of Association, which you should read. We have included a copy of our Articles of Association with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

General

As of March 31, 2013, 2,342,558,515 ordinary shares of £1 each were in issue (all of which were beneficially held by Barclays PLC); 237,000,000 dollar-denominated preference shares of $0.25 each; 100,000 dollar-denominated preference shares of $100 each; 240,000 euro-denominated preference shares of €100 each; 1,000 sterling-denominated preference shares of £1 each (all of which were beneficially held by Barclays PLC); and 75,000 sterling-denominated preference shares of £100 each, all of which have been issued.

Ordinary Shares

Dividend Rights

Holders of ordinary shares are entitled to receive, according to the amounts paid up on the shares and apportioned and paid proportionately to the amount paid up on the shares, any dividends that we may declare at a general meeting of shareholders, but no dividends are payable in excess of the amount that our Board of Directors recommends. The Board of Directors may declare and pay to the holders of ordinary shares interim dividends if, in the opinion of our Board, our distributable reserves justify such payment.

Dividends on ordinary shares, as well as on dollar-denominated preference shares of any series, may only be declared and paid out of our “distributable profits.” Rules prescribed by the U.K. Companies Act 2006 (the “Companies Act”) determine how much of our funds represent distributable profits. In broad outline, dividend distributions may only be made out of accumulated realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made.

So long as dollar-denominated preference shares of any series are outstanding and full dividends on them have not been paid (or a sum has not been set aside in full) for any dividend period, no interim dividends may be declared or paid, or other distribution made, upon our ordinary shares. We may, however, pay dividends on our ordinary shares or other shares ranking below the dollar-denominated preference shares of those series as to dividends upon liquidation. In addition, we may not redeem, repurchase or otherwise acquire for any consideration, or pay or make any moneys available for a sinking fund for the redemption of these shares, except by conversion into or exchange for our shares ranking below the dollar-denominated preference shares as to dividends and upon liquidation, until we have resumed the payment of full dividends (or a sum set aside in full) on all outstanding dollar-denominated preference shares or redeem the relevant preference shares in full.

Rights upon Liquidation

If there is a return of capital on our winding-up or otherwise, after payment of all liabilities, and after paying or setting apart for payment the full preferential amounts to which the holders of all outstanding dollar-denominated preference shares of any series and any other of our shares ranking senior to the ordinary shares upon liquidation are entitled, our remaining assets will be divided among the holders of ordinary shares pro rata according to the number of ordinary shares held by them.

Voting Rights

Every holder present (not being present by proxy) and entitled to vote on the resolution has one vote on a show of hands. Every proxy present who has been appointed by just one holder entitled to vote on the resolution has one vote on a show of hands, while every proxy who has been appointed by more than one holder entitled to vote on the resolution has one vote for each way directed by the holders, that is one vote affirming the resolution (if one or more holders direct or have granted the proxy discretion in how to vote) and one vote opposing the resolution (if one or more holders direct or have granted the proxy discretion in how to vote). On a poll, every holder present in person or by proxy and entitled to vote has one vote in respect of each £1 nominal capital held by the relevant holder. Voting at any general meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of the meeting or by any shareholder present in person or by proxy and entitled to vote.

Miscellaneous

Holders of ordinary shares and dollar-denominated preference shares have no pre-emptive rights under our Articles of Association. However, except in some cases, English law restricts the ability of our Board of Directors, without appropriate authorization from the holders of our ordinary shares at a general meeting, to:

•	allot any shares or rights to subscribe for, or to convert any security into, any of our shares; or

•	issue for cash ordinary shares or rights to subscribe for, or to convert any security into, ordinary shares other than through rights to existing holders of ordinary shares.

TAX CONSIDERATIONS

U.S. Taxation

This section describes the material U.S. federal income tax consequences of owning preference shares, ADSs or debt securities. It is the opinion of Sullivan & Cromwell LLP, our U.S. tax counsel. It applies to you only if you hold your preference shares, ADSs or debt securities as capital assets for tax purposes. The U.S. federal income tax consequences of owning warrants will be described in the applicable pricing supplement.

This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	a life insurance company;

•	a person that holds preference shares, ADSs or debt securities as part of a straddle or a hedging or conversion transaction;

•	a person that purchases or sells preference shares, ADSs or debt securities as part of a wash sale for tax purposes;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

•	a bank;

•	a person liable for alternative minimum tax; or

•	a person that actually or constructively owns 10% or more of our voting stock.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States of America and the United Kingdom (the “Treaty”). These laws are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon the representations of the ADR depositary. Assuming that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms, for U.S. federal income tax purposes, if you hold ADRs evidencing ADSs, you will in general be treated as the owner of the preference shares represented by those ADSs. Exchanges of preference shares for ADSs or ADSs for preference shares generally will not be subject to U.S. federal income tax.

If an entity treated as a partnership for U.S. federal income tax purposes holds the preference shares, ADSs or debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity treated as a partnership for U.S. federal income tax purposes holding the preference shares, ADSs or debt securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the preference shares, ADSs or debt securities.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of preference shares, ADSs or debt securities in your particular circumstances.

U.S. Holders

This subsection describes the material U.S. federal income tax consequences to a U.S. holder of owning preference shares, ADSs or debt securities. You are a U.S. holder if you are a beneficial owner of preference shares, ADSs or debt securities and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. holder, this subsection does not apply to you, and you should refer to “—Taxation of U.S. Alien Holders” below.

Taxation of Debt Securities

This subsection deals only with debt securities denominated in U.S. dollars that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are denominated in a currency other than the U.S. dollar (or the interest payments that are determined by reference to a currency other than the U.S. dollar) as well as the U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. In addition, this subsection does not address the U.S. federal income tax consequences of owning convertible or exchangeable debt securities; the U.S. federal income tax consequences of owning convertible or exchangeable debt securities will be addressed in the applicable prospectus supplement. This subsection also does not address the U.S. federal income tax consequences of owning bearer debt securities. U.S. holders of certain bearer debt securities may be subject to additional, adverse U.S. federal income tax rules. Dated Subordinated Debt Securities may be subject to additional U.S. federal income tax rules which will be discussed in the relevant pricing supplement.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General,” you will be taxed on any interest on your debt securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) and any additional amounts paid with respect to withholding tax on the notes, including withholding tax on payments of such additional amounts (“additional amounts”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest and original issue discount will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security;

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. If applicable, these rules will be discussed in the prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not to exercise an option or a combination of options in the manner that minimizes the yield on your debt security; and,

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not to exercise an option or a combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

•	1.5% of the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

•	15% of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

•	one or more qualified floating rates;

•	a single fixed rate and one or more qualified floating rates;

•	a single objective rate; or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

•	a fixed multiple that is greater than 0.65 but not more than 1.35; or

•	a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period; and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, the interest and OID accruals on your debt security are generally determined by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

The fixed rate substitute for each variable rate provided under the variable rate debt security is generally either the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period the interest and OID accruals are generally determined by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount—General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1% of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount note, in excess of its stated redemption price at maturity), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be your cost of your debt security adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “Original Issue Discount—Short-Term Debt Securities” or “Market Discount”; or

•	the rules governing contingent payment obligations apply.

Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds. Under these regulations, a U.S. holder that recognizes a loss with respect to a debt security that is attributable to changes in the spot exchange rate of a foreign currency may be required to report the loss on Internal Revenue Service Form 8886 if such loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult your tax advisor regarding any tax filing and reporting obligations—including any protective filings—that ought to be made in connection with any loss realized in connection with acquiring, owning and disposing of debt securities that are denominated in or linked to a currency other than the U.S. dollar.

Other Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any reference asset, debt securities that are denominated in a currency other than the U.S. dollar and other debt securities that are subject to the rules governing contingent payment obligations.

Taxation of Preference Shares and ADSs

Dividends

Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any dividend paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations,” if you are a non-corporate U.S. holder, dividends paid to you that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. Dividends we pay with respect to the shares or ADSs generally will be qualified dividend income. The dividend is ordinary income that you must include in income when you, in the case of preference shares, or the ADR depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the preference shares or ADSs and thereafter as capital gain. For foreign tax credit purposes, dividends will generally be income from sources outside the United States and will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit allowable to you.

Capital Gains

Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations,” if you are a U.S. holder and you sell or otherwise dispose of your preference shares or ADSs, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your preference shares or ADSs. Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

A non-United States corporation will be a passive foreign investment company (a “PFIC”) for any taxable year if either (1) 75% or more of its gross income in the taxable year is passive income or (2) 50% or more of the average value of its assets in the taxable year produces, or is held for the production of, passive income. Based upon certain management estimates and proposed Treasury regulations, Barclays believes that it was not a PFIC for the 2008 taxable year and expects that it will not be a PFIC in subsequent taxable years. However, since Barclays’ status as a PFIC for any taxable year depends on the composition of Barclays’ income and assets (and the market value of such assets) from time to time, there can be no assurance that Barclays will not be considered a PFIC for any taxable year. If Barclays were considered a PFIC for any taxable year during which you hold preference shares or ADSs, you could be subject to unfavorable tax consequences, including significantly more tax upon a disposition of such preference shares or ADSs or upon receipt of certain dividends from Barclays. In addition, U.S. persons who own PFIC stock may be required to file an annual information statement with the Internal Revenue Service.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest and dividend income, and its net gains from the disposition of preference shares, ADSs and debt securities, unless such interest or dividend income, or net gains, are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the preference shares, ADSs and debt securities.

U.S. Alien Holders

This subsection describes the tax consequences to a U.S. alien holder of owning and disposing of preference shares, ADSs or debt securities. You are a U.S. alien holder if you are a beneficial owner of a preference share, ADS or debt security and you are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a preference share, ADS or debt security.

If you are a U.S. holder, this subsection does not apply to you.

Interest on Debt Securities and Dividends on Preference Shares or ADSs. If you are a U.S. alien holder, interest paid to you with respect to debt securities and dividends paid to you in respect of your preference shares or ADSs will not be subject to U.S. federal income tax unless the interest or dividends are “effectively connected” with your conduct of a trade or business within the United States (or are treated as such), and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the interest or dividends are attributable to a permanent establishment that you maintain in the United States. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” interest or dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of the Preference Shares, ADSs or Debt Securities. If you are a U.S. alien holder, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of your preference share, ADS or debt security unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. The preference shares, ADSs and debt securities may be subject to these rules. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the preference shares, ADSs and debt securities.

Foreign Account Tax Compliance Withholding

A 30% withholding tax may be imposed on all or some of the payments on the preference shares, ADSs and debt securities after December 31, 2016 to holders and non-U.S. financial institutions receiving payments on behalf of holders that, in each case, fail to comply with information reporting, certification and related requirements. Under current guidance, the amount to be withheld is not defined, and it is not yet clear whether or to what extent payments on the preference shares, ADSs and debt securities may be subject to this withholding tax. This withholding tax, if it applies, could apply to any payment made with respect to the preference shares, ADSs and debt securities, including payments of both principal and interest. Moreover, withholding may be imposed at any point in a chain of payments if a non-U.S. payee fails to comply with U.S. information reporting, certification and related requirements. Accordingly, preference shares, ADSs and debt securities held through a non-compliant institution may be subject to withholding even if the holder otherwise would not be subject to withholding.

Unless otherwise specified in the relevant prospectus supplement, such withholding will not apply to debt securities with an issue date before July 1, 2014 or, if later, six months after the date when final regulations defining “foreign passthru payments” are published by the U.S. Treasury Department. However, such withholding will apply to preference shares and ADSs, regardless of the date they are issued.

If such withholding is required, Barclays will not be required to pay any additional amounts with respect to any such amounts withheld. A beneficial owner of preference shares, ADSs or debt securities that is not a foreign financial institution generally will be entitled to a refund of any such amounts withheld, but this may entail significant administrative burden. U.S. holders and U.S. alien holders are urged to consult their tax advisers regarding the application of such withholding tax to their ownership of the preference shares, ADSs or debt securities.

Information Reporting and Backup Withholding

In general, if you are a non-corporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•

payments of principal, any premium and interest, and the accrual of OID on a debt security and dividends or other taxable distributions with respect to a preference share or an ADS within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

•	the payment of the proceeds from the sale of a preference share, ADS or debt security effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments, including payments of OID, if you are a non-corporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest on a debt security or dividends with respect to a preference share or ADS made to you outside the United States by us or another non-U.S. payor; and

•

other payments of principal, interest and dividends and the payment of the proceeds from the sale of a preference share, ADS or debt security effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax; and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a U.S. person; or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a preference share, ADS or debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a preference share, ADS or debt security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a preference share, ADS or debt security effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period;

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United Kingdom Taxation

The following paragraphs summarize certain United Kingdom withholding and other tax considerations with respect to the acquisition, ownership and disposition of the debt securities, preference shares and ADSs described in this prospectus by persons who are the absolute beneficial owners of their debt securities, preference shares or ADSs (as the case may be) and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold debt securities, preference shares or ADSs in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. Certain United Kingdom tax considerations with respect to the warrants will be described in the applicable pricing supplement. This summary is based on current United Kingdom law and Her Majesty’s Revenue & Customs (“HMRC”) practice and the provisions of the Double Taxation Treaty between the United Kingdom and the United States (the “Treaty”) of July 24, 2001 (as amended), all of which are subject to change at any time, possibly with retrospective effect.

This summary is not comprehensive and does not deal with the position of United Kingdom resident persons or with that of persons who are resident outside the United Kingdom who carry on a trade, profession or vocation in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom through or for the purposes of which their debt securities, preference shares or ADSs are used or held. Additionally, the summary may not apply to certain classes of persons, such as dealers in securities. The summary below assumes that debt securities will not be issued or transferred to any depositary receipt system and that holders of ADSs will in practice be treated for the purposes of United Kingdom tax as beneficial owners of the preference shares represented by the ADSs.

You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of debt securities, preference shares and ADSs in your particular circumstances, including the applicability and effect of the Treaty.

Debt Securities

Payments of Interest. If the interest on the debt securities does not have a United Kingdom source, no withholding or deduction for or on account of United Kingdom tax will be made from payments of interest on the debt securities.

Interest on the debt securities may, however, constitute United Kingdom source income for United Kingdom tax purposes. Even if the interest does have a United Kingdom source, debt securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the Income Tax Act 2007 (the “ITA”), provided they are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the ITA. Accordingly, payments of interest (including payments of premium, if any, to the extent such premium, or any part of such premium, constitutes interest for United Kingdom tax purposes) on the debt securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the debt securities are listed on a recognized stock exchange at the time the interest is paid.

Interest on debt securities having a maturity of not more than 364 days from the date of issue may also be paid without withholding or deduction for or on account of United Kingdom income tax, provided the debt securities are not issued under arrangements the effect of which is to render such debt securities part of a borrowing with a total term of a year or more. In addition to the exemptions described above, interest on the debt securities may be paid without withholding or deduction for or on account of United Kingdom income tax so long as the issuer of the debt securities is authorized for the purposes of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”) and its business consists wholly or mainly of dealing in financial instruments (as defined by Section 984 of the ITA) as principal and so long as such payments are made by the issuer of the debt securities in the ordinary course of that business. We are currently authorized for the purposes of FSMA.

In all other cases, unless the interest on the debt securities is paid by a “bank” (as defined in section 991 of the ITA) in the ordinary course of its business, an amount must be withheld on account of income tax at the basic rate (currently 20%), subject to any such relief as may be available, or subject to any direction to the contrary by HMRC in respect of such relief as may be available pursuant to the provisions of any applicable double tax treaty.

We are currently a “bank” for the purposes of Section 991 of the ITA. In accordance with the published practice of HMRC, interest will be accepted as being paid by a “bank” in the ordinary course of business unless either (i) the borrowing in question conforms to any of the definitions of tier 1, 2 or 3 capital adopted by the PRA, whether or not it actually counts toward tier 1, 2 or 3 capital for regulatory purposes, or (ii) the characteristics of the transaction giving rise to the interest are primarily attributable to an intention to avoid United Kingdom tax.

Payments made in respect of the debt securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of debt securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the debt securities without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom in each case in connection with which the interest is received or to which the debt securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the United Kingdom branch or agency, or permanent establishment.

Discount. The profit realized on any disposal (which includes redemption) of any Discount Security may attract United Kingdom withholding tax. However, even if it does not, it may be subject to United Kingdom tax by direct assessment to the same extent as interest which has a United Kingdom source and may also be subject to reporting requirements as outlined below under “—Provision of Information.”

Payments other than interest. Where a payment on a debt security does not constitute (or is not treated as) interest for United Kingdom tax purposes, it could potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment, a manufactured payment, rent or royalties for United Kingdom tax purposes (which will be determined by, among other things, the terms and conditions specified in the pricing supplement of the debt securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to any exemption from withholding which may apply and to such relief as may be available under the provisions of any applicable double tax treaty. Holders of debt securities should seek their own professional advice as regards the withholding tax treatment of any payment on the debt securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law.

Provision of Information. Holders of debt securities should note that the Company or any persons in the United Kingdom paying interest to or receiving interest on behalf of another person may be required to provide certain information to HMRC regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be passed to the tax authorities in other countries.

In addition, on June 3, 2003 the European Council adopted the Directive 2003/48/EC on the taxation of savings income. Under the Directive, each Member State of the EU is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that other Member State; however, for a transitional period, Austria and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at a rate of 35 percent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments. Luxembourg has announced that it will no longer apply the withholding tax system from January 1, 2015 and will provide details of payments of interest (or similar income) as from this date.

A number of non-EU countries, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident or certain limited types of entity established in one of those territories.

The European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above. Investors who are in any doubt as to their position should consult their professional advisers.

Disposal (including Redemption), Accruals and Changes in Value. A holder of debt securities who is not resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of a debt security, any gain accrued in respect of a debt security or any change in the value of a debt security unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the debt security was used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Inheritance Tax. Where the debt securities are not situate in the United Kingdom, beneficial owners of such debt securities who are individuals not domiciled in the United Kingdom will not be subject to United Kingdom inheritance tax in respect of such debt securities. “Domicile” usually has an extended meaning in respect of inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for 17 out of a period of 20 years ending with the current year will be regarded as domiciled in the United Kingdom. Where the debt securities are situate in the United Kingdom, beneficial owners of such debt securities who are individuals may be subject to United Kingdom inheritance tax in respect of such debt securities on the death of the individual or, in some circumstances, if the debt securities are the subject of a gift, including a transfer at less than full market value, by that individual. Inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate inheritance tax charge. Debt securities held in settlements may also be subject to inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty made between the United Kingdom and the United States.

Issue of debt securities—Stamp Duty. No United Kingdom stamp duty will generally be payable on the issue of debt securities provided that, in the case of bearer debt securities, a statutory exemption applies, such as the exemption for debt securities which constitute “loan capital” for the purposes of section 78(7) of the Finance Act 1986 or which are denominated in a currency other than sterling.

Issue of debt securities—Stamp Duty Reserve Tax. No United Kingdom stamp duty reserve tax will be payable on the issue of debt securities unless the debt securities are issued directly to the provider of a clearance service or its nominee. In that case, stamp duty reserve tax may be chargeable at the rate of 1.5% of the issue price of the debt securities.

This charge may arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant debt securities. A statutory exemption from the charge will be available (i) if the relevant debt securities constitute “exempt loan capital” (see below, under “—Transfer of debt securities—Stamp Duty”), or (ii) for certain bearer securities provided certain conditions are satisfied (see below, under “—Preference Shares and ADSs—Stamp Duty Reserve Tax—Recent Court of Justice of the European Union Decision”).

If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Transfers of debt securities—Stamp Duty. No liability for United Kingdom stamp duty will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of any debt securities, provided that the debt securities constitute “exempt loan capital.” Broadly, “exempt loan capital” is “loan capital” for the purposes of section 78(7) of the Finance Act 1986 which does not carry or (in the case of (ii), (iii) and (iv) below) has not at any time prior to the relevant transfer or agreement carried any of the following rights:

(i)	a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description;

(ii)	a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii)	a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv)	a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the FCA.

Even if a debt security does not constitute exempt loan capital (a “Non-Exempt Debt Security”), no stamp duty will arise on transfer of the debt security if the debt security is held within a clearing system and the transfer is effected by electronic means, without executing any written transfer of, or written agreement to transfer, the debt security.

However, if a Non-Exempt Debt Security is transferred by means of a written instrument, or a written agreement is entered into to transfer an interest in the debt security where such interest falls short of full legal and beneficial ownership of the debt security, the relevant instrument or agreement may be liable to stamp duty (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). If there is no U.K. register and the relevant instrument or agreement is executed and retained outside the United Kingdom at all times, no stamp duty should, in practice, need to be paid on such document. However, in the event that the relevant document is executed in or brought into the United Kingdom for any purpose, then stamp duty may be payable. Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within 30 days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within 30 days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within 30 days of it first being brought into the United Kingdom. However, no stamp duty will be payable on any such written transfer, or written agreement to transfer, if the amount or value of the consideration for the transfer is £1,000 or under, and the document contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.

In addition to the above, if a Non-Exempt Debt Security is in registered form, and the debt security is transferred, or agreed to be transferred, to a clearance service provider or its nominee, stamp duty may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant debt securities, rounded up if necessary to the nearest multiple of £5) on any document effecting, or containing an agreement to effect, such a transfer.

If a document is subject to stamp duty, it may not be produced in civil proceedings in the United Kingdom, and may not be available for any other purpose in the United Kingdom, until the stamp duty (and any interest and penalties for late stamping) have been paid.

Transfers of debt securities—Stamp Duty Reserve Tax. No stamp duty reserve tax will be chargeable on the transfer of, or on an agreement to transfer, full legal and beneficial ownership of a debt security which constitutes “exempt loan capital.”

If a debt security is a “Non-Exempt Debt Security,” stamp duty reserve tax (at the rate of 0.5% of the consideration) may be chargeable on an unconditional agreement to transfer the debt security. An exemption from the charge is available for certain securities in bearer form, provided certain conditions are satisfied. In addition, an exemption from the charge will be available if the debt securities are held within a clearance service, provided the clearance service has not made an election pursuant to section 97A of the Finance Act 1986 which applies to the relevant debt securities. Any liability to stamp duty reserve tax which arises on such an agreement may be removed if a transfer is executed pursuant to the agreement and either no stamp duty is chargeable on that transfer or the transfer is duly stamped within the prescribed time limits. Where stamp duty reserve tax arises, subject to certain exceptions, it is normally the liability of the purchaser or transferee of the debt securities.

In addition to the above, stamp duty reserve tax may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant debt security) on the transfer of a Non-Exempt Debt Security to the provider of a clearance service or its nominee. This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant debt securities. A statutory exemption from the charge will be available for certain bearer securities provided certain conditions are satisfied. If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Redemption of debt securities—Stamp Duty and Stamp Duty Reserve Tax. No stamp duty or stamp duty reserve tax will generally be payable on the redemption of debt securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Preference Shares and ADSs

Dividends. No withholding or deduction for or on account of United Kingdom tax will be made from payments of dividends on the preference shares or ADSs.

Holders of preference shares or ADSs who (a) are not resident in the United Kingdom for United Kingdom tax purposes and (b) who do not carry on a trade, profession or vocation in the United Kingdom or, in the case of companies, carry on a trade or business in the United Kingdom through a permanent establishment in the United Kingdom in connection with which the dividend is received or to which the preference shares or ADSs are attributable in the United Kingdom and who receive a dividend from us will not have any further United Kingdom tax to pay in respect of such dividend. Holders of preference shares or ADSs will not normally be able to claim any additional payment in respect of the dividend from HMRC under any applicable double tax treaty; in particular, holders who are resident in the United States for tax purposes will not be able to claim any additional payment in respect of the dividend from HMRC under the Treaty.

Disposals. Holders of preference shares or ADSs who are not resident in the United Kingdom will not normally be liable for United Kingdom tax on income or chargeable gains (or for any other United Kingdom tax upon a disposal or deemed disposal of or other return from preference shares or ADSs) unless they carry on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment, and the preference shares or ADSs are or have been used or held by or for the purposes of this trade, profession or vocation or acquired for the use and used by or for the purposes of the branch or agency or permanent establishment, in which case such holders of preference shares or ADSs might, depending on individual circumstances, be liable to United Kingdom tax on chargeable gains on any disposal (or deemed disposal) of preference shares or ADSs.

Inheritance Tax. It is not clear whether the situs of an ADS for U.K. inheritance tax purposes is determined by the place where the depositary is established and records the entitlements of the depositholders, or by the situs of the underlying share which the ADS represents. Where the preference shares or ADSs are not situate in the United Kingdom, beneficial owners of such preference shares or ADSs who are individuals not domiciled in the United Kingdom will not be subject to United Kingdom inheritance tax in respect of such preference shares or ADSs. “Domicile” usually has an extended meaning in respect of inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for 17 out of a period of 20 years ending with the current year will be regarded as domiciled in the United Kingdom. Where the preference shares or ADSs are situate in the United Kingdom, beneficial owners of such preference shares or ADSs who are individuals may be subject to United Kingdom inheritance tax in respect of such preference shares or ADSs on the death of the individual or, in some circumstances, if the preference shares or ADSs are the subject of a gift, including a transfer at less than full market value, by that individual.

Inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor.

Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate inheritance tax charge. Preference shares or ADSs held in settlements may also be subject to inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty made between the United Kingdom and the United States.

Stamp Duty and Stamp Duty Reserve Tax. Any documentary transfer of, or documentary agreement to transfer, any preference share or any interest in any preference share will generally be liable to United Kingdom stamp duty, generally at the rate of 0.5% of the amount or value of the consideration for the transfer (rounded up to the next multiple of £5). Stamp duty will not be chargeable on any document effecting a transfer, or document containing an agreement to transfer the preference shares where the amount or value of the consideration for the transfer is £1,000 or under £1,000, and the document effecting the transfer contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or the aggregate amount or value, of the consideration exceeds £1,000. Stamp duty is usually the liability of the purchaser or transferee of the shares. An unconditional agreement to transfer such preference shares will also generally be subject to stamp duty reserve tax, generally at the rate of 0.5% of the amount or value of the consideration for the transfer, but such liability will be cancelled, or, if already paid, will generally be refunded, if the agreement is completed by a duly stamped transfer within six years of the agreement having become unconditional. Stamp duty reserve tax is normally the liability of the purchaser or transferee of the shares.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to an ADR issuer, a liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares, may arise. Any such liability for United Kingdom stamp duty or stamp duty reserve tax will strictly be the liability of the ADR issuer (or their nominee or agent). However, in practice, (i) where preference shares are issued to an ADR issuer, we will reimburse the ADR issuer or otherwise bear the cost and (ii) where preference shares are transferred to an ADR issuer, the liability for payment of the United Kingdom stamp duty or stamp duty reserve tax will depend on the arrangements in place between the seller, the ADR issuer and the purchaser.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to a person providing clearance services (or their nominee or agent) and where the person providing clearance services has not made an election under section 97A Finance Act 1986, a liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares, may arise. Any such liability for United Kingdom stamp duty or stamp duty reserve tax will strictly be the liability of the person providing clearance services (or their nominee or agent). However, in practice, (i) where preference shares are issued to a person providing clearance services (or their nominee or agent), we will reimburse the person providing clearing services or otherwise bear the cost and (ii) where preference shares are transferred to a person providing clearance services (or their nominee or agent), the liability for payment of the United Kingdom stamp duty or stamp duty reserve tax will depend on the arrangements in place between the seller, the person providing clearance services and the purchaser. Transfers of preference shares within a clearance system are generally outside the scope of stamp duty as long as there is no instrument of transfer, and are exempt from stamp duty reserve tax.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to a person providing clearance services (or their nominee or agent), and that person has made an election under section 97A Finance Act 1986, there will be no liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares. However, in such case, a liability for United Kingdom stamp duty or stamp duty reserve tax at a rate of 0.5% may arise on the transfer of, or agreement to transfer, preference shares within the clearance system (as set out in the first paragraph under the heading “Stamp Duty and Stamp Duty Reserve Tax”).

No liability for stamp duty or stamp duty reserve tax will arise on a transfer of ADSs, provided that any document that effects such transfer is not executed in the United Kingdom and that it remains at all subsequent times outside the United Kingdom. An agreement to transfer ADSs will not give rise to a liability for stamp duty reserve tax.

Stamp Duty Reserve Tax—Recent Court of Justice of the European Union Decision. The Court of Justice of the European Union (“CJEU”) gave its decision in the case of HSBC Holdings plc, Vidacos Nominees Ltd v. The Commissioners of Her Majesty’s Revenue & Customs (Case C – 596/07) on October 1, 2009. In summary, it stated that the 1.5% charge to stamp duty reserve tax on the issue of shares to a clearance service is incompatible with the EC Capital Duty Directive.

On April 27, 2012, following the decision of the First Tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v. The Commissioners for Her Majesty’s Revenue & Customs, HMRC announced that the 1.5% stamp duty reserve tax charge is no longer applicable to the issue of U.K. shares and securities to clearance services or depositary receipt systems anywhere in the world.

The CJEU made no express comment with respect to the compatibility with EC law of the 1.5% stamp duty reserve tax charge on the transfer of existing securities to (as opposed to issue of new securities into) a clearance system. The position, in this regard, is therefore unclear, although HMRC’s view is that both the 1.5% stamp duty and depositary receipt systems charges continue to apply to the transfer of shares and securities to clearance services that are not an integral part of an issue of share capital.

HMRC have also stated in an earlier press release that the Government’s policy position remains that transactions involving U.K. shares should bear their fair share of tax and that they are considering further changes to the stamp duty reserve tax regime in the light of this decision. Such changes may affect any aspects of the stamp duty and stamp duty reserve tax regimes but the 1.5% charges to stamp duty and stamp duty reserve tax referred to in this opinion would seem particularly likely to be affected.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

Each fiduciary of a pension, profit-sharing or other employee benefit plan (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans subject to Section 4975 of the Code (also “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless relief is available under an applicable statutory or administrative exemption. Employee benefit plans and arrangements that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“Similar Laws”).

Barclays Bank PLC, Barclays Capital Inc. and certain of their affiliates, among others, may each be considered a party in interest or a disqualified person with respect to many Plans. The acquisition or holding of the securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which Barclays Bank PLC, Barclays Capital Inc. or certain of their affiliates is or becomes a party in interest or disqualified person may constitute or result in prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired and held pursuant to an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

(1)	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

(2)	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

(3)	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

(4)	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

(5)	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the acquisition and disposition of the securities, provided that neither Barclays Bank PLC, Barclays Capital Inc. nor any of their affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any of the above exemptions (or any other exemption) will be satisfied.

Because of the foregoing, the securities should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding of the securities that it either (i) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing those securities on behalf of or with “plan assets” of any Plan, Plan Asset

Entity or Non-ERISA Arrangement or (ii) any such purchase or holding, will not result in a non-exempt prohibited transaction under the rules described above or a violation of any applicable Similar Laws. Further, any person acquiring or holding the securities on behalf of any Plan or with any plan assets shall be deemed to represent on behalf of itself and such Plan that (x) the Plan is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA in connection with the transaction or any redemption of the securities, (y) neither Barclays Bank PLC, Barclays Capital Inc. or any placement agent, nor any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the assets of the Plan within the meaning of ERISA and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption, or any other applicable exemption, or the potential consequences of any purchase or holding under an applicable Similar Laws.

Purchasers of the securities have exclusive responsibility for ensuring that their acquisition and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security to a Plan or a Non-ERISA Arrangement is in no respect a representation by Barclays Bank PLC, Barclays Capital Inc. or any of their affiliates that the investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that the investment is appropriate for a Plan or a Non-ERISA Arrangement generally or any particular Plan or Non-ERISA Arrangement.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

The applicable prospectus supplement and pricing supplement may contain a further discussion of ERISA and Similar Laws.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, in terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the principal amounts of securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts which shall be no more than 3% of the proceeds from the offering; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be affiliates of Barclays PLC and the Barclays Bank Group in the ordinary course of business.

Barclays Capital Inc. is a subsidiary of Barclays PLC and may participate in one or more offerings of our securities. Rule 5121 of the consolidated rulebook of the Financial Industry Regulatory Authority (“FINRA”) (or any successor rule thereto) (“Rule 5121”) imposes certain requirements when a FINRA member, such as Barclays Capital Inc., distributes an affiliated company’s securities, such as our securities. Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 5121.

Barclays Capital Inc. will not confirm initial issues to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Selling Restrictions

Unless the applicable prospectus supplement specifies otherwise, we will not offer the securities or any investments representing securities, including ADSs or ADRs, of any series to the public in the United Kingdom or any member state of the European Economic Area (“EEA”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”).

Selling Restrictions Addressing United Kingdom Securities Laws

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will confirm and agree that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities or any investments representing securities, including ADSs or ADRs, in circumstances in which Section 21(1) of the FSMA would not, if we were not an “authorized person” under the FSMA, apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities, or any investments representing securities, including ADSs and ADRs in, from or otherwise involving the United Kingdom.

Public Offer Selling Restriction Under The Prospectus Directive

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will confirm and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “relevant implementation date”) it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the relevant implementation date, make an offer of the securities to the public in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Barclays Bank PLC for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in the bullet points above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

The expression “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe the securities or investments, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Market-Making Resales

This prospectus may be used by an affiliate of Barclays Bank PLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, such affiliate may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The indeterminate aggregate initial offering price relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

Barclays Bank PLC may receive, directly or indirectly, all or a portion of the proceeds of any market making transactions by its affiliates.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by Barclays Capital Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither Barclays Capital Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are an English public limited company. Substantially all of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons are located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file jointly with Barclays PLC, reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may also inspect and copy reports and other information that we file with the SEC at the public reference facilities maintained at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

We will furnish to the debt trustee and warrant trustee referred to under “Description of Debt Securities” and “Description of Warrants” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the debt trustee and warrant trustee interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the debt trustee and warrant trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov or inspect these documents at the offices of the SEC in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities or warrants, the validity of such securities under New York law may be passed upon for us by our U.S. counsel, Sullivan & Cromwell LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities or warrants, the validity of such securities under English law may be passed upon by our English solicitors, Clifford Chance LLP. Sullivan & Cromwell LLP may rely on the opinion of Clifford Chance LLP as to all matters of English law and Clifford Chance LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities or warrants may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended December 31, 2012 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of $100,000,000 of securities registered under this registration statement:

Securities and Exchange Commission registration fee	$(1)
Printing expenses	16,000
Legal fees and expenses	95,000
Accountants’ fees and expenses	58,000
Trustee fees and expenses	10,000
ADR Depositary’s fees and expenses	15,000
Miscellaneous	20,000

Total	$214,000

(1)	Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act.

$2,000,000,000 2.500% Fixed Rate Senior Notes due 2019

$750,000,000 Floating Rate Senior Notes due 2017

Barclays Bank PLC

Prospectus Supplement

February 12, 2014

(to Prospectus dated July 19, 2013)

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